EXECUTION COPY

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                          SALE AND SERVICING AGREEMENT


                                      among


                        ACE RV AND MARINE TRUST 2001-RV1

                                    as Issuer

                              ACE SECURITIES CORP.

                                    as Seller

                             WELLS FARGO BANK, N.A.

                            as Servicer and Custodian

                        WELLS FARGO BANK NORTHWEST, N.A.

                        WELLS FARGO BANK NEW MEXICO, N.A.

                                       and

                            THE CHASE MANHATTAN BANK

                              as Indenture Trustee



                            Dated as of June 1, 2001
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

                                TABLE OF CONTENTS

                                                                           PAGE

                                   ARTICLE I.
                                   DEFINITIONS
SECTION 1.1.          Definitions............................................1
SECTION 1.2.          Other Interpretive Provisions..........................1

                                   ARTICLE II.
                            CONVEYANCE OF RECEIVABLES
SECTION 2.1.          Conveyance of Receivables..............................2

                                  ARTICLE III.
                                 THE RECEIVABLES
SECTION 3.1.          Representations and Warranties with respect to
                      the Receivables.........................................3
SECTION 3.2.          Repurchase upon Breach..................................8
SECTION 3.3.          Custodian of Receivable Files...........................9
SECTION 3.4.          Representations and Warranties with respect to
                      Revised Article 9......................................12

                                   ARTICLE IV.
                   ADMINISTRATION AND SERVICING OF RECEIVABLES
SECTION 4.1.          Duties of Servicer.....................................13
SECTION 4.2.          Collection of Receivable Payments......................14
SECTION 4.3.          Realization upon Receivables...........................14
SECTION 4.4.          Physical Damage Insurance..............................15
SECTION 4.5.          Maintenance of Security Interests in Financed Vehicles.16
SECTION 4.6.          Covenants of Servicer..................................16
SECTION 4.7.          Purchase of Receivables by Servicer upon Breach........16
SECTION 4.8.          Servicing Fee..........................................17
SECTION 4.9.          Servicer's Report......................................17
SECTION 4.10.         Annual Statement as to Compliance; Notice of Default...18
SECTION 4.11.         Annual Independent Certified Public Accountants'
                      Report.................................................18
SECTION 4.12.         Access to Certain Documentation and Information
                         Regarding Receivables...............................18
SECTION 4.13.         Reports to the Commission..............................19
SECTION 4.14.         Reports to the Rating Agencies.........................19
SECTION 4.15.         Servicer Expenses......................................19

                                   ARTICLE V.
DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS
SECTION 5.1.          Establishment of Collection Account....................20
SECTION 5.2.          Collections............................................22
SECTION 5.3.          [Reserved].............................................23
SECTION 5.4.          Additional Deposits....................................23
SECTION 5.5.          Distributions..........................................23
SECTION 5.6.          Statements to Certificateholders and Noteholders.......25
SECTION 5.7.          Net Deposits...........................................26
SECTION 5.8.          Reserve Account........................................26

                                   ARTICLE VI.
                                     SELLER
SECTION 6.1.          Representations of Seller..............................27
SECTION 6.2.          Continued Existence....................................28
SECTION 6.3.          Liability of Seller; Indemnities.......................29
SECTION 6.4.          Merger or Consolidation of, or Assumption of the
                         Obligations of, Seller..............................29
SECTION 6.5.          Limitation on Liability of Seller and Others...........30
SECTION 6.6.          Seller May Own Certificates or Notes...................30
SECTION 6.7.          Security Interest......................................30
SECTION 6.8.          Indebtedness of Seller.................................30

                                  ARTICLE VII.
                                    SERVICER
SECTION 7.1.          Representations of Servicer............................30
SECTION 7.2.          Indemnities of Servicer................................32
SECTION 7.3.          Merger or Consolidation of, or Assumption of the
                        Obligations of, Servicer.............................33
SECTION 7.4.          Limitation on Liability of Servicer and Others.........33
SECTION 7.5.          Wells Fargo Bank, N.A. Not To Resign as Servicer.......34
SECTION 7.6.          Existence..............................................34
SECTION 7.7.          Servicer May Own Notes or Certificates.................34

                                  ARTICLE VIII.
                           SERVICER TERMINATION EVENTS
SECTION 8.1.          Servicer Termination Event.............................35
SECTION 8.2.          Appointment of Successor...............................36
SECTION 8.3.          Payment of Servicing Fee...............................37
SECTION 8.4.          Notification to Noteholders and Certificateholders.....37
SECTION 8.5.          Waiver of Past Defaults................................37

                                   ARTICLE IX.
                                   TERMINATION
SECTION 9.1.          Optional Purchase of All Receivables; Termination
                         Notice..............................................37

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS
SECTION 10.1.         Amendment..............................................38
SECTION 10.2.         Protection of Title to Trust Property..................39
SECTION 10.3.         Notices................................................41
SECTION 10.4.         Assignment.............................................42
SECTION 10.5.         Litigation and Indemnities.............................42
SECTION 10.6.         Limitations on Rights of Others........................42
SECTION 10.7.         Severability...........................................42
SECTION 10.8.         Separate Counterparts..................................43
SECTION 10.9.         Headings...............................................43
SECTION 10.10.        Governing Law..........................................43
SECTION 10.11.        Assignment to Indenture Trustee........................43
SECTION 10.12.        Nonpetition Covenant...................................43
SECTION 10.13.        Limitation of Liability of Owner Trustee and
                         Indenture Trustee...................................43
SECTION 10.14.        Further Assurances.....................................44
SECTION 10.15.        No Waiver; Cumulative Remedies.........................44


                                    SCHEDULES

SCHEDULE A  --  Schedule of Receivables
SCHEDULE B  --  Location of Receivables
SCHEDULE C  --  Permitted Exceptions in Receivable Files
SCHEDULE D  --  FreedomNation Receivables Subject to Ship Mortgage Act

                                    EXHIBITS

EXHIBIT A   --  Form of Servicer's Report
EXHIBIT B   --  Form of Monthly Noteholder and Certificateholder Statement

                                    APPENDIX

APPENDIX X  --  Definitions

          SALE AND SERVICING AGREEMENT dated as of June 1, 2001 (this "Agreement") among ACE RV AND MARINE TRUST 2001-RV1, a New York common law trust ("Issuer"), ACE SECURITIES CORP., a Delaware corporation (in its capacity as seller, "Seller"), WELLS FARGO BANK, N.A., a national banking association organized under the laws of the United States of America (in its capacity as servicer, "Servicer" and in its capacity as custodian, "Custodian"), WELLS FARGO BANK NORTHWEST, N.A., WELLS FARGO BANK NEW MEXICO, N.A. and THE CHASE MANHATTAN BANK, a New York banking corporation (in its capacity as indenture trustee, "Indenture Trustee").

          WHEREAS, Issuer desires to purchase from Seller a portfolio of receivables arising in connection with Loans, secured primarily by new and used recreational vehicles and marine products, originated or purchased from dealers by an Originator, sold by the Originators to the Transferor under the Sale Agreements and sold by the Transferor to the Seller under the Purchase Agreement;

          WHEREAS, Seller is willing to sell such receivables to Issuer; and

          WHEREAS, Servicer is willing to service such receivables.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. Capitalized terms are used in this Agreement as defined in Appendix X to this Agreement.

          SECTION 1.2. OTHER INTERPRETIVE PROVISIONS. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II.
                            CONVEYANCE OF RECEIVABLES

          SECTION 2.1. CONVEYANCE OF RECEIVABLES. In consideration of Issuer's delivery to, or upon the order of, Seller of Notes and Certificates, in aggregate principal amounts equal to the initial principal amounts of the Notes and the initial Certificate Percentage Interests, respectively, Seller does hereby sell, transfer, assign, set over and otherwise convey to Issuer, without recourse, subject to the obligations herein (collectively, the "TRUST PROPERTY"):

          (a) all right, title and interest of Seller in and to the Receivables, and all moneys received thereon on or after the Cutoff Date;

          (b) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Receivables;

          (c) the interest of Seller in any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender's single interest insurance policy naming any Originator as an insured;

          (d) the interest of Seller in any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Loan or (iii) any Dealer Recourse or other rights relating to the Receivables under Dealer Agreements;

          (e) all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and the Trust Accounts, and in all investments and proceeds thereof (but excluding all investment income thereon);

          (f) all right, title and interest of Seller under the Purchase Agreement;

          (g) all right, title and interest of Seller in any instrument or document relating to the Receivables; and

          (h) the proceeds of any and all of the foregoing.

          The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Issuer of any obligation of any Originators to the Obligors, the Dealers or any other Person in connection with the Receivables and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

                                  ARTICLE III.
                                 THE RECEIVABLES

          SECTION 3.1. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES.

          (a) Each First Security Originator has made the representations and warranties set forth in SECTION 7(A) and SECTION 7(B) of the First Security Sale Agreement, each First Security Originator hereby makes each of such representations and warranties as of the Closing Date (or the Cutoff Date with respect to representations previously given as of a cutoff date) and consents to the assignment to Issuer of the Transferor's rights with respect to the Receivables under the First Security Sale Agreement; provided that the First Security Originators are not remaking the representations set forth in SECTION 7(B)(14), (18) or (19) with respect to the Receivables set forth on Schedule C hereto to the extent of the exceptions listed on such Schedule C, (26) or (29) of the First Security Sale Agreement. Pursuant to the Purchase Agreement, Transferor has transferred to Seller all of Transferor's right, title and interest in, to and under the First Security Sale Agreement with respect to the Receivables to Seller and pursuant to SECTION 2.1 of this Agreement, Seller has transferred to Issuer all of Seller's right, title and interest in, to and under the Purchase Agreement, including the representations and warranties of the First Security Originators therein, upon which Issuer relies in accepting the First Security Receivables, together with all rights of Seller with respect to any breach thereof, including the right to require the First Security Originators to purchase Receivables in accordance with the First Security Sale Agreement.

          (b) Seller hereby makes the following representations and warranties as to each First Security Receivable conveyed by it to Issuer hereunder on which Issuer shall rely in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the transfer and assignment of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture.

               (i) GOOD TITLE. It is the intention of Seller that the transfer and assignment herein contemplated constitute a sale of the First Security Receivables from Seller to Issuer and that the beneficial interest in and title to the First Security Receivables not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. No First Security Receivable has been sold, transferred, assigned, or pledged by Seller to any Person other than Issuer. Immediately prior to the transfer and assignment herein contemplated, Seller had good and marketable title to the First Security Receivable free and clear of any Lien and had full right and power to transfer and assign the First Security Receivable to Issuer and immediately upon the transfer and assignment of the First Security Receivable to Issuer, Issuer shall have good and marketable title to the First Security Receivable, free and clear of any Lien; and Issuer's interest in the First Security Receivable resulting from the transfer has been perfected under the UCC.

               (ii) NO ASSIGNMENT. As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of Issuer.

               (iii) PAST DUE. At the Cutoff Date, no First Security Receivable was more than 59 days past due.

          (c) Seller hereby makes the following representations and warranties as to each FreedomNation Receivable conveyed by it to Issuer hereunder on which Issuer shall rely in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the transfer and assignment of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture.

               (i) CHARACTERISTICS OF LOANS. Each FreedomNation Receivable (A) was originated by (i) a Dealer in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate FreedomNation Receivables in the state where such Dealer was located or (ii) directly by the FreedomNation Originator, (B) was duly and properly executed by the parties thereto, was (i) purchased by the FreedomNation Originator from a Dealer under an existing agreement with a Dealer pursuant to which the FreedomNation Originator acquired FreedomNation Receivables in the ordinary course of business with the FreedomNation Originator and was validly assigned by such Dealer to the FreedomNation Originator or (ii) originated directly by the FreedomNation Originator, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the FreedomNation Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the Contract Rate, (E) is a fixed rate, simple interest loan and
          (F) shall provide for, in the event that such FreedomNation Receivable is prepaid, a prepayment that fully pays the principal balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the Contract Rate.

               (ii) NO FRAUD OR MISREPRESENTATION. Each FreedomNation Receivable that was originated by a Dealer was sold by the Dealer to the FreedomNation Originator without any fraud or misrepresentation on the part of such Dealer in either case.

               (iii) COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B", "M" and "Z", state unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the FreedomNation Receivables, have been complied with in all material respects, and each FreedomNation Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

               (iv) ORIGINATION. Each FreedomNation Receivable was originated in the United States.

               (v) BINDING OBLIGATION. Each FreedomNation Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (vi) NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

               (vii) OBLIGOR BANKRUPTCY. No Obligor is identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

               (viii) FREEDOMNATION RECEIVABLE SCHEDULE. The information regarding the FreedomNation Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

               (ix) MARKING RECORDS. By the Closing Date, the Seller will have caused the portions of the electronic ledger relating to the FreedomNation Receivables to be clearly and unambiguously marked to show that the FreedomNation Receivables have been transferred to the Trust.

               (x) ADVERSE SELECTION. No selection procedures adverse to the Trust were utilized in selecting the FreedomNation Receivables from those receivables owned by Seller eligible for transfer to the Purchaser pursuant to this Agreement.

               (xi) CHATTEL PAPER. Each FreedomNation Receivable constitutes "chattel paper" within the meaning of the UCC as in effect in the State of New York.

               (xii) ONE ORIGINAL. There is only one original executed copy of each FreedomNation Receivable.

               (xiii) FREEDOMNATION RECEIVABLE FILES COMPLETE. There exists a Receivable File pertaining to each FreedomNation Receivable and such Receivable File contains each of the documents referred to in Section
          3.3. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The Receivable File for each FreedomNation Receivable currently is in the possession of the Custodian.

               (xiv) FREEDOMNATION RECEIVABLES IN FORCE. As of the Cutoff Date, no FreedomNation Receivable has been satisfied, subordinated or rescinded, and the Vehicle securing each such FreedomNation Receivable has not been released from the lien of the related FreedomNation Receivable in whole or in part; no provisions of any FreedomNation Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File; and no FreedomNation Receivable has been modified as a result of application of the Soldiers and Sailors Civil Relief Act of 1940, as amended.

               (xv) LAWFUL ASSIGNMENT. No FreedomNation Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such FreedomNation Receivable under this Agreement to be entered into by the Purchaser.

               (xvi) GOOD TITLE. No FreedomNation Receivable has been sold, transferred, assigned or pledged by a Dealer to any Person other than the FreedomNation Originator or by the FreedomNation Originator to any Person other than the Trust; immediately prior to the conveyance of the FreedomNation Receivables pursuant to this Agreement, the Seller was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any FreedomNation Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies or the related Dealer agreements or the assignments of the FreedomNation Receivables to the Trust or to payments due under such FreedomNation Receivables.

               (xvii) SECURITY INTEREST IN VEHICLE. The FreedomNation Originator has a first priority perfected security interest in all of the Vehicles securing the FreedomNation Receivables. There are no Liens or claims for taxes, work, labor or materials affecting a Vehicle which are or may be Liens prior or equal to the lien of the FreedomNation Receivable.

               (xviii) NOTATIONS OF SECURITY INTEREST IN VEHICLE. With respect to each Vehicle that is subject to the Ship Mortgage Act of 1920, a filed and fully effective Preferred Mortgage has been placed in favor of the FreedomNation Originator with respect to such Vehicle. The only FreedomNation Receivables subject to the Ship Mortgage Act are the FreedomNation Receivables listed on Schedule D hereto. With respect to each FreedomNation Receivable, if the related Vehicle is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document is being applied for with respect to such Vehicle the title document will be received within 180 days of the Closing Date and will show the FreedomNation Originator named as the original secured party under each FreedomNation Receivable as the holder of a first priority security interest in such Vehicle. With respect to each such FreedomNation Receivable for which the title document has not yet been returned from the applicable registrar of titles, the FreedomNation Originator has (i) received written evidence from the related Dealer that such title document showing the FreedomNation Originator as first lienholder has been applied for or (ii) applied for such title document showing the FreedomNation Originator as first lienholder and if such FreedomNation Receivable was originated by a Dealer, the FreedomNation Originator has a title guaranty from the related Dealer. With respect to each FreedomNation Receivable, if the related Vehicle is located in a state in which the filing of a financing statement under the Uniform Commercial Code is required or permitted to perfect such security interest, such filings have been duly made and show the FreedomNation Originator named as the secured party.

               (xix) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the FreedomNation Receivables and the proceeds thereof have been made, taken or performed.

               (xx) NO IMPAIRMENT. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the FreedomNation Receivable or otherwise to impair the rights of the Trust in any FreedomNation Receivable or the proceeds thereof.

               (xxi) FREEDOMNATION RECEIVABLE NOT ASSUMABLE. No FreedomNation Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations with respect to such FreedomNation Receivable.

               (xxii) NO DEFENSES. No FreedomNation Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any FreedomNation Receivable.

               (xxiii) NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any FreedomNation Receivable, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any FreedomNation Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Vehicle has been repossessed.

               (xxiv) INSURANCE. Each FreedomNation Receivable requires the Obligor to maintain a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal balance due from the Obligor under the related FreedomNation Receivable, (ii) naming the FreedomNation Originator as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each FreedomNation Receivable requires the Obligor to maintain physical loss and damage insurance, naming the FreedomNation Originator and its successors and assigns as additional insured parties. No Vehicle is insured under a policy of force-placed insurance. (xxv) PAST DUE. At the Cutoff Date, no FreedomNation Receivable was more than 59 days past due.

               (xxvi) PAID-AHEAD. As of the Cutoff Date, any amounts paid ahead on the FreedomNation Receivables have been applied to the unpaid principal balance of the FreedomNation Receivables, as reflected in the Schedule of Receivables.

               (xxvii) INTEREST PAYABLE. With respect to each FreedomNation Receivable, interest will be charged and payable on the unpaid principal balance of the FreedomNation Receivable since the date of the last payment on the FreedomNation Receivable (and in all cases will be charged since the Cutoff Date).

               (xxviii) UNDERWRITING GUIDELINES. Each FreedomNation Receivable has been originated in accordance with the FreedomNation Originator 's underwriting guidelines.

               (xxix) BULK TRANSFER LAWS. The transfer, assignment and conveyance of the FreedomNation Receivables and the related Receivable Files from the Seller to the Trust are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

               (xxx) GEOGRAPHIC. No FreedomNation Receivable was originated to an Obligor with a billing address in any of Pennsylvania, Maryland, Alabama or Louisiana.

          SECTION 3.2. REPURCHASE UPON BREACH.

          (a) Seller, Servicer, Indenture Trustee or Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery (or, with respect to the Indenture Trustee or Owner Trustee, upon actual knowledge of a Responsible Officer) of any breach or failure to be true of the representations or warranties made by a First Security Originator in
SECTION 7(B) of the First Security Sale Agreement or in Section 3.1 or made by Seller in SECTION 3.1, provided that the failure to give such notice shall not affect any obligation of a First Security Originator or Seller, as applicable. If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if Seller elects, the 30th day) after the date on which Seller becomes aware of, or receives written notice from Owner Trustee, Indenture Trustee or Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interests of Issuer and the Holders in any Receivable, Seller shall repurchase (or cause another entity to repurchase) each such affected Receivable from Issuer as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period, which amount shall be deposited in the Collection Account. Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in SECTION 3.1 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of Issuer to receive and retain payment in full on such Receivable. Seller shall repurchase any Receivable for which a loss resulted solely as a result of a missing document in the Receivable File with respect to each Receivable listed on Schedule C hereto. In consideration of the repurchase of a Receivable hereunder, Seller shall remit (or cause to be remitted) the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in SECTION 5.4. The sole remedy (except as provided in SECTION
4.2 of the Purchase Agreement and SECTION 6.3 of this Agreement) of Issuer, the Owner Trustee, the Indenture Trustee or the Holders with respect to a breach or failure to be true of the representations or warranties made by a First Security Originator in SECTION 7(B) of the First Security Sale Agreement or in Section
3.1 or made by Seller in SECTION 3.1 shall be to require Seller to repurchase (or cause another entity to repurchase) Receivables pursuant to this Section; PROVIDED, THAT this Section shall not limit the right of the Servicer, Owner Trustee or Indenture Trustee to enforce (or cause Seller to enforce) the obligation of a First Security Originator pursuant to the First Security Sale Agreement.

          (b) With respect to all Receivables repurchased pursuant to this
SECTION 3.2, Issuer shall assign to Seller (or the entity designated by Seller), without recourse, all of Issuer's right, title and interest in and to such Receivables and all security and documents relating thereto and Indenture Trustee shall deliver an appropriate release of security interest or other claim with respect to such Receivables and all security and documents relating thereto.

          (c) Each First Security Originator hereby acknowledges that a breach of its representations and warranties in SECTION 3.1 shall subject it to the repurchase obligations set forth in Section 7(d)(2) of the First Security Sale Agreement.

          SECTION 3.3. CUSTODIAN OF RECEIVABLE FILES.

          (a) CUSTODY. To assure uniform quality in servicing the Receivables and to reduce administrative costs, Issuer, upon the execution and delivery of this Agreement, revocably appoints the Custodian, as agent, and the Custodian accepts such appointment, to act as agent on behalf of the Indenture Trustee (or if no Notes are outstanding, Issuer) to maintain custody of the following documents or instruments (other than the documents listed in Schedule C hereto), which are hereby constructively delivered to Issuer with respect to each Receivable (with respect to each Receivable, a "RECEIVABLE FILE"):

               (i) copies of (A) the original certificate of title or such other similar document, as used in the applicable jurisdiction (including, on and after the date that is 90 days after the Closing Date a preferred mortgage and evidence of recordation in the name of the Trust under the Ship Mortgage Act of 1920, as amended or other applicable law with respect to a Vehicle with respect to which a Lien is required to be documented thereunder) and/or (B) if the security interest of the applicable Originator is evidenced with respect to a Vehicle under the Uniform Commercial Code of a state, the applicable financing statements evidencing the applicable Originator's security interest;

               (ii) the fully executed original counterpart of the installment sale contract, or note and the security agreement, as applicable relating to each Receivable and, in the case of promissory notes, endorsements of such notes in blank;

               (iii) a copy of the credit application of the Obligor; and

               (iv) such other documents that the Seller causes to be delivered to the Custodian.

          (b) SAFEKEEPING. The Custodian, shall hold the applicable Receivable Files as agent on behalf of Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable as shall enable Servicer and Issuer to comply with the terms and provisions of this Agreement applicable to them. In performing its duties as Custodian hereunder, Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to receivable files relating to other similar loans owned and/or serviced by Custodian and that is consistent with industry standards. In accordance with its customary practice with respect to its retail installment sale contracts, Custodian shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, and shall maintain the Receivable Files in such a manner as shall enable Owner Trustee and the Indenture Trustee to verify, if Owner Trustee or Indenture Trustee so elects, the accuracy of the record keeping of Custodian. Custodian shall promptly report to Owner Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables. Nothing herein shall be deemed to require Issuer, Owner Trustee or Indenture Trustee to verify the accuracy of the record keeping of the Custodian.

          (c) MAINTENANCE OF AND ACCESS TO RECORDS. Custodian shall maintain each Receivable File at the location specified in SCHEDULE B to this Agreement, or at such other office of Custodian within the United States (or, in the case of any successor Custodian, within the State in which its principal place of business is located) as shall be specified to Issuer by 30 days' prior written notice. Custodian shall make available to Owner Trustee, Indenture Trustee and their respective agents (or, when requested in writing by Owner Trustee or Indenture Trustee, their respective attorneys or auditors) the Receivable Files and the related accounts, records and computer systems maintained by Custodian at such times as Owner Trustee or Indenture Trustee shall instruct for purposes of inspecting, auditing or making copies of abstracts of the same, but only upon two (2) Business Days prior notice and during the normal business hours at the respective offices of Custodian.

          (d) RELEASE OF DOCUMENTS. Upon written instructions from Indenture Trustee (or, if no Notes are then Outstanding, Owner Trustee), Custodian shall release any document in the Receivable Files to Indenture Trustee or Owner Trustee or its respective agent or designee, as the case may be, at such place or places as Indenture Trustee or Owner Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by Indenture Trustee or Owner Trustee with due care and returned to Custodian for safekeeping as soon as Indenture Trustee or Owner Trustee or its respective agent or designee, as the case may be, shall have no further need therefor.

          (e) TITLE TO RECEIVABLES. Custodian agrees that, in respect of any Receivable File held by Custodian hereunder, Custodian will not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of Issuer and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in Issuer.

          (f) INSTRUCTIONS; AUTHORITY TO ACT. Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of Indenture Trustee or Owner Trustee, as applicable. A certified copy of excerpts of certain resolutions of the Board of Directors of Indenture Trustee or Owner Trustee, as applicable, shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by Custodian of written notice to the contrary given by Indenture Trustee or Owner Trustee, as applicable.

          (g) CUSTODIAN'S INDEMNIFICATION. Subject to SECTION 10.5, Custodian shall indemnify and hold harmless Issuer, Owner Trustee (individually and in its capacity as such) and Indenture Trustee (individually and in its capacity as such), and each of their respective officers, directors, employees and agents and the Holders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable legal fees and expenses, if any) of any kind whatsoever that may be imposed on, incurred or asserted against Issuer, Owner Trustee, Indenture Trustee or the Holders as the result of the willful misfeasance, bad faith, breach of contract or negligence of the Custodian in the performance of its duties under this Agreement. Indemnification under this SUBSECTION (G) shall survive termination of this Agreement and the resignation or removal of Owner Trustee or Indenture Trustee, as the case may be. If Custodian shall have made any indemnity payments to Owner Trustee or Indenture Trustee pursuant to this Section and Owner Trustee or Indenture Trustee thereafter shall collect any of such amounts from Persons other than Custodian, Owner Trustee or Indenture Trustee, as the case may be, shall, as soon as practicable following such receipt thereof, repay such amounts to Custodian, without interest.

          (h) EFFECTIVE PERIOD AND TERMINATION. Servicer's appointment as Custodian shall become effective as of the date of delivery of the Receivable Files (which shall be a date on or before the Closing Date) and shall continue in full force and effect until terminated pursuant to this SUBSECTION (H). If Servicer shall resign as Servicer in accordance with SECTION 7.5 or if all of the rights and obligations of Servicer shall have been terminated under SECTION 8.1, the appointment of Servicer as Custodian hereunder may be terminated by the Owner Trustee or Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the aggregate Outstanding Amount of the Notes of the Controlling Note Class (or, if no Notes are then Outstanding, the Holders of Certificates representing not less than 50% of the Certificate Percentage Interests), in each case in the same manner as Owner Trustee or Indenture Trustee or such Holders may terminate the rights and obligations of Servicer under SECTION 8.1. The Indenture Trustee, or, if no Notes are then Outstanding, the Owner Trustee at the direction of Holders of Certificates evidencing not less than 50% of the Certificate Percentage Interests, may terminate Servicer's appointment as Custodian hereunder at any time with cause. As soon as practicable after any termination of such appointment Servicer shall deliver, or cause to be delivered, the Receivable Files to Indenture Trustee or Owner Trustee, as applicable, or its respective agent or designee at such place or places as Indenture Trustee or Owner Trustee, as applicable, may reasonably designate. Notwithstanding any termination of Servicer as Custodian hereunder (other than in connection with a termination resulting from the termination of Servicer, as such, pursuant to SECTION 8.1), from and after the date of such termination, and for so long as Servicer is acting as such pursuant to this Agreement, Indenture Trustee shall provide, or cause the successor Custodian to provide, access to the Receivable Files to Servicer, at such times as Servicer shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

          (i) DELEGATION. Custodian may, at any time without notice or consent, delegate any or all of its duties under the Basic Documents to any Affiliate; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to Issuer and the Holders for its duties hereunder as if Custodian alone were performing such duties.

          SECTION 3.4. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO REVISED
ARTICLE 9. Seller hereby makes the following representations and warranties. Such representations and warranties shall speak as of the Closing Date, but shall survive the transfer and assignment of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture. These representations and warranties are not waivable.

          (a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

          (b) The applicable Originator has taken all steps necessary to perfect its security interest against each related Obligor in the Vehicles securing the Receivables; provided that the applicable Originator may not be listed as lienholder with respect to the Financed Vehicles relating to the Receivables listed on Schedule C hereto.

          (c) The Receivables constitute "tangible chattel paper" within the meaning of the applicable UCC.

          (d) The Seller owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

          (e) Except as listed on Schedule C hereto, all original executed copies of each agreement that constitutes or evidences the Receivables have been delivered to the Custodian.

          (f) Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller. (g) None of the agreements that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

                                   ARTICLE IV.
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 4.1. DUTIES OF SERVICER.

          (a) (i) Servicer is hereby authorized to act as agent for Issuer and in such capacity shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables), and perform the other actions required by Servicer under this Agreement, with reasonable care. Without limiting the standard set forth in the preceding sentence, Servicer shall use a degree of skill, attention and care that is not less than Servicer exercises with respect to comparable Loans that it services for itself or others and that is consistent with prudent industry standards. Servicer's duties shall include the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state or local governmental authorities, investigating delinquencies, sending payment coupons or monthly invoices to Obligors, reporting required tax information to Obligors, accounting for Collections, furnishing monthly and annual statements to Owner Trustee and Indenture Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default and performing the other duties specified herein.

               (ii) Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Issuer to execute and deliver, on behalf of itself, Indenture Trustee, Issuer and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in connection with a de minimis deficiency which Servicer would not attempt to collect in accordance with its customary procedures. If Servicer shall commence a legal proceeding to enforce a Receivable, Issuer shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for purposes of collection. The Issuer shall furnish Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

          (b) Servicer may, at any time without notice (except that Servicer shall give written notice to each Rating Agency, the Indenture Trustee and the Owner Trustee of any delegation outside the ordinary course of business or of a substantial portion of its servicing business) or consent, (i) delegate any or all duties under this Agreement to any Person that is an Affiliate of the Servicer, so long as Wells Fargo Bank, N.A. acts as Servicer, (ii) delegate specific duties to sub-contractors who are in the business of performing such duties or (iii) in connection with the grant of necessary rights provided hereinafter and in a letter agreement with CSC Logic/MSA LLP d/b/a Loan Servicing Enterprises ("LSE") continue the initial servicing of the FreedomNation Receivables by LSE under the LSE Servicing Agreement pending transfer of the same to Servicer, as provided in the said letter agreement; provided that no such delegation or consent to allow LSE's continued servicing shall relieve Servicer of its responsibility with respect to such duties and Servicer shall remain obligated and liable to Issuer, the Indenture Trustee, the Owner Trustee and the Holders for servicing and administering the Receivables in accordance with this Agreement as if Servicer alone were performing such duties. The Seller and the Issuer, as assignees (as part of the Receivables) of the LSE Servicing Agreement, acknowledge and agree, by requisite delegation and assignment hereby effectuated, that as a result of such assignments and the above-referenced letter agreement, the Servicer has and is entitled to exercise all of their rights under the LSE Servicing Agreement. In addition, Seller and Issuer, will provide full cooperation to the Servicer in Servicer's enforcement of the LSE Servicing Agreement obligations of LSE, as modified by the above-referenced letter agreement.

          (c) Servicer shall pay the Administrator the fee pursuant to the Administration Agreement.

          SECTION 4.2. COLLECTION OF RECEIVABLE PAYMENTS.

          (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Physical Damage Insurance Policies, the Dealer Agreements and related property in such manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by Issuer with respect thereto, in accordance with the standard of care required by SECTION 4.1. Servicer shall be entitled to grant extensions, rebates or adjustments on a Receivable, or amend or modify any Receivable in accordance with its customary procedures if Servicer believes in good faith that such amendment or modification is in Issuer's best interests; provided that Servicer may not, unless ordered by a court of competent jurisdiction or otherwise required by applicable law, (i) extend a Receivable beyond the Collection Period preceding the latest final scheduled Payment Date of any Notes issued under the Indenture or (ii) reduce the Principal Balance or Contract Rate of any Receivable. If Servicer fails to comply with the provisions of the preceding sentence, Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in SECTION 4.7 as of the last day of the Collection Period in which such failure occurs. Servicer may, in its discretion (in accordance with its customary standards, policies and procedures), waive any prepayment charge, late payment charge, extension fee or any other fee that may be collected in the ordinary course of servicing a Receivable.

          (b) If in the course of collecting payments under the Receivables, Servicer determines to set off any obligation of Servicer to an Obligor against an amount payable by the Obligor with respect to such Receivable, Servicer shall deposit the amount so set off in the Collection Account, no later than the close of business on the Deposit Date for the Collection Period in which the set-off occurs. All references herein to payments or Liquidation Proceeds collected by Servicer shall include amounts set-off by Servicer.

          SECTION 4.3. REALIZATION UPON RECEIVABLES. On behalf of Issuer, Servicer shall charge off a Receivable in accordance with its customary standards (and, in no event later than the end of the Collection Period during which any payment on a Receivable shall have become 120 days past due) and shall use reasonable efforts, consistent with its customary standards, to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after such Receivable becomes a Defaulted Receivable, in accordance with the standard of care required by SECTION 4.1. In taking such action, Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of Loans, and as are otherwise consistent with the standard of care required under SECTION 4.1, which shall include exercising any rights under the Dealer Agreements and selling the Financed Vehicle at public or private sale; provided that the Servicer shall only be obligated to enforce the Dealer Agreements for the FreedomNation Receivables to the extent it has copies of the related Dealer Agreements. Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds or pursuing any deficiency claim against the related Obligor, but only out of the cash proceeds of such Financed Vehicle or any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

          If Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from Issuer to Servicer of the rights under such Dealer Agreement. Such assignment shall be solely for purposes of collection. If, however, in any enforcement suit or legal proceeding, it is held that Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Owner Trustee, on behalf of Issuer and the Indenture Trustee, subject to the Indenture, at Servicer's expense, or Seller, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in Issuer's name or the name of Owner Trustee or Indenture Trustee.

          SECTION 4.4. PHYSICAL DAMAGE INSURANCE.

          (a) The Receivables require that each Financed Vehicle be insured under a Physical Damage Insurance Policy. If Servicer receives notice that an Obligor has failed to obtain or maintain a Physical Damage Insurance Policy covering the related Financed Vehicle, Servicer shall use reasonable efforts in accordance with its customary servicing procedures to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical damage insurance, provided that Servicer shall not be required to take such actions if there is in place a lender's single interest policy with respect to the related Financed Vehicle that complies with Servicer's customary requirements; provided that Servicer shall not be so obligated with respect to the FreedomNation Receivables prior to the date that the servicing thereof is transferred to the Servicer from CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise.

          (b) Servicer may sue to enforce or collect upon the Physical Damage Insurance Policies, in its own name, if possible, or as agent for Issuer. If Servicer elects to commence a legal proceeding to enforce a Physical Damage Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of Issuer under such Physical Damage Insurance Policy to Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce a Physical Damage Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Physical Damage Insurance Policy, Issuer and the Indenture Trustee, subject to the Indenture, at Servicer's expense and written direction, or Seller, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce such Physical Damage Insurance Policy, including bringing suit in Issuer's name or the name of Indenture Trustee. Servicer shall make all claims and enforce its rights under any lender's single interest insurance policy (to the extent such claims or rights relate to Receivables) for the benefit of the Issuer and shall treat as Collections all related proceeds of such policies.

          SECTION 4.5. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. Servicer, in accordance with the standard of care required under SECTION 4.1, shall take such reasonable steps as are necessary and as are consistent with its customary business practices to maintain perfection and priority of the security interest created by each Receivable in the related Financed Vehicle for the benefit of Issuer and the Indenture Trustee. Issuer hereby authorizes Servicer, and Servicer hereby agrees, to take such reasonable steps as are necessary and as are consistent with its customary business practices to re-perfect such security interest on behalf of Issuer in the event Servicer receives notice of the relocation of a Financed Vehicle out of one state to another.

          SECTION 4.6. COVENANTS OF SERVICER. Servicer makes the following covenants on which Issuer relies in acquiring the Receivables:

          (a) SECURITY INTEREST TO REMAIN IN FORCE. Servicer shall not release any Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable, release of such security interest to the insurance company in connection with a total loss claim under a Physical Damage Insurance Policy or as otherwise contemplated herein.

          (b) NO IMPAIRMENT. Servicer shall not impair in any material respect the rights of the Issuer or the Holders in the Receivables, the Dealer Agreements or the Physical Damage Insurance Policies or, subject to clause (c), otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of Issuer and the Holders hereunder would be materially adversely affected.

          (c) AMENDMENTS. Servicer shall not amend or otherwise modify any Receivable (including the grant of any extension thereunder), except in accordance with SECTION 4.2.

          SECTION 4.7. PURCHASE OF RECEIVABLES BY SERVICER UPON BREACH. Seller, Servicer, Indenture Trustee or Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery (or, in the case of the Indenture Trustee or Owner Trustee, upon actual knowledge of a Responsible Officer) of any breach by Servicer of its covenants under SECTION 4.5 or 4.6 hereof; provided that the failure to give such notice shall not affect any obligation of Servicer. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day (or the 30th day, if Servicer so elects) after the date on which Servicer becomes aware of, or receives written notice of, such breach, and such breach materially and adversely affects the interests of Issuer and the Holders in any Receivable, Servicer shall purchase such Receivable from Issuer as of the last day of the Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of the last day of such Collection Period; provided that in the case of a breach of the covenant contained in SECTION 4.6(C), Servicer shall be obligated to purchase the affected Receivable or Receivables on the Business Day preceding the Deposit Date immediately succeeding the Collection Period during which Servicer becomes aware of, or receives written notice of, such breach. In consideration of the purchase of a Receivable hereunder, Servicer shall remit the Purchase Amount of such Receivable in the manner specified in SECTION 5.4. The sole remedy (except as provided in SECTION 7.2) of Issuer, Owner Trustee, Indenture Trustee or the Holders against Servicer with respect to a breach pursuant to SECTION 4.5 or 4.6 shall be to require Servicer to repurchase Receivables pursuant to this Section.

          With respect to all Receivables purchased pursuant to this SECTION 4.7, Issuer shall assign to Servicer, without recourse, representation or warranty, all of Issuer's right, title and interest in and to such Receivables and all security and documents relating thereto and Indenture Trustee shall deliver an appropriate release of security interest or other claim with respect to such Receivables and all security and documents relating thereto.

          SECTION 4.8. SERVICING FEE. The servicing fee for each Payment Date shall equal the product of (i) one-twelfth, (ii) the Servicing Fee Rate and
(iii) the Pool Balance as of the opening of business on the first day of the related Collection Period (the "SERVICING FEE"). Servicer shall also be entitled to retain a supplemental servicing fee equal to late fees and extension fees collected during such Collection Period on the Receivables in an amount up to $20 per Receivable (per occurrence) and payment holiday extension fees collected during such Collection Period in an amount up to $15 per Receivable (per occurrence) (collectively, the "SUPPLEMENTAL SERVICING FEE"). It is understood and agreed that the Servicer shall not purchase any Physical Damage Insurance Policies. It is understood and agreed that Available Collections shall not include any amounts retained by Servicer which constitute Supplemental Servicing Fees. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), if the Rating Agency Condition is satisfied, may be paid at the beginning of such Collection Period out of Collections for such Collection Period.

          SECTION 4.9. SERVICER'S REPORT.

          (a) On or before each Determination Date, Servicer shall deliver to Owner Trustee, Indenture Trustee, each Paying Agent and Seller, with a copy to the Rating Agencies, a Servicer's Report for the immediately preceding Collection Period, substantially in the form of EXHIBIT A, containing all information necessary to make the transfers and distributions pursuant to SECTIONS 5.4 and 5.5 (including amounts required to be transferred from the Reserve Account to the Collection Account) for the Collection Period preceding the date of such Servicer's Report, together with all information necessary for the Owner Trustee to send statements to Certificateholders pursuant to SECTION
5.6 and Indenture Trustee to send copies of statements received by the Indenture Trustee to Noteholders pursuant to the Indenture and SECTION 5.6 of this Agreement. Receivables to be purchased by Servicer or to be repurchased by the Seller (or an entity designated by the Seller) shall be identified by Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

          (b) Servicer shall provide Indenture Trustee with a database file for the Receivables at or prior to the Closing Date (but with information as of the close of business on the Cutoff Date).

          SECTION 4.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

          (a) Servicer shall deliver to Owner Trustee, Indenture Trustee and each Rating Agency, on or before May 31 of each year beginning on May 31, 2002, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 2001) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year or, if there exists any uncured default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the report referred to in
SECTION 4.11 may be obtained by any Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.

          (b) Servicer shall deliver to Owner Trustee, Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes, or with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under SECTION 8.1.

          SECTION 4.11. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT.
(a) The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or Seller) to deliver to the Seller, Owner Trustee, Indenture Trustee and each Rating Agency on or before May 31 of each year beginning on May 31, 2002, a report to the effect that, as to objectively determinable matters, such firm has examined the Servicer's assertion that it has fulfilled its obligations in all material respects under this Agreement for the twelve months ended December 31 of the preceding year (or, in the case of the first such certificate, from the Closing Date until December 31, 2001 set forth in the Officer's Certificate delivered pursuant to
SECTION 4.10(A), and that (i) such examination was made in accordance with the standards established by the American Institute of Certified Public Accountants,
(ii) except as described in the report, the assertions in the Officer's Certificate are, as to objectively determinable matters, fairly stated in all material respects and (iii) that the firm is independent of Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (b) In the event such firm requires the Indenture Trustee or Owner Trustee to agree to the procedures performed by such firm, Servicer shall direct the Indenture Trustee or Owner Trustee, as the case may be, in writing to so agree; it being understood and agreed that the Indenture Trustee or Owner Trustee, as the case may be, will deliver such letter of agreement in conclusive reliance upon the direction of Servicer, and the Indenture Trustee or Owner Trustee, as the case may be, need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

          SECTION 4.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. Servicer shall provide to the Owner Trustee, Indenture Trustee, Certificateholders, Noteholders, Bank Regulatory Authorities, and the supervisory agents and examiners of Bank Regulatory Authorities access to the Receivable Files, as to the latter in such cases where the Certificateholders, Noteholders or Bank Regulatory Authorities shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of Servicer. Nothing in this Section shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Holder, by its acceptance of a Certificate or Note, as applicable, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential and not to use such information for any other purpose, except as required by applicable law.

          SECTION 4.13. REPORTS TO THE COMMISSION. Servicer shall, on behalf of the Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Seller shall, at its expense, cooperate in any reasonable request made by Servicer in connection with such filings.

          SECTION 4.14. REPORTS TO THE RATING AGENCIES. Servicer shall deliver to each Rating Agency a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

          SECTION 4.15. SERVICER EXPENSES. Except as otherwise provided herein, Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

          SECTION 4.16. FEES AND EXPENSES OF THE INDENTURE TRUSTEE AND OWNER TRUSTEE. (a) The Trust shall pay to (a) the Indenture Trustee a fee payable each July Payment Date commencing with the Payment Date in July 2002 in an amount equal to $5,000 and (b) the Owner Trustee a fee July Payment Date commencing with the Payment Date in July 2002 in an amount equal to $4,000. Each fee, together with any portion of the fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

          (b) The Trust shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to, in the case of the Indenture Trustee and any of its officers, directors, employees and agents, the willful misfeasance, bad faith or negligence of the Indenture Trustee or in the case of the Owner Trustee and any of its officers, directors, employees and agents, the willful misfeasance, bad faith or negligence of the Owner Trustee. Amounts payable pursuant to this clause (b) will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date.

          (c) Amounts payable to the Owner Trustee and the Indenture Trustee pursuant to this Section 4.16 shall be limited in aggregate amount for each calendar year. Amounts payable pursuant to this Section 4.16 in any calendar year to (a) the Indenture Trustee shall not exceed $225,000 and (b) the Owner Trustee shall not exceed $50,000.

                                   ARTICLE V.
DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

          SECTION 5.1. ESTABLISHMENT OF COLLECTION ACCOUNT.

          (a) Servicer shall cause to be established:

               (i) For the benefit of the Noteholders and the Certificateholders, in the name of Indenture Trustee, an Eligible Deposit Account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders, which Eligible Deposit Account shall be established and maintained with the Indenture Trustee or its designee.

               (ii) For the benefit of the Noteholders, in the name of Indenture Trustee, an Eligible Deposit Account (the "NOTE DISTRIBUTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, which shall be established and maintained with the Indenture Trustee or its designee.

               (iii) An administrative subaccount within the Note Distribution Account at the Eligible Institution then maintaining the Note Distribution Account, which subaccount shall be designated the "INTEREST DISTRIBUTION SUBACCOUNT." The Interest Distribution Subaccount is established and maintained solely for administrative purposes.

               (iv) An administrative subaccount within the Note Distribution Account at the Eligible Institution then maintaining the Note Distribution Account, which subaccount shall be designated the "PRINCIPAL DISTRIBUTION SUBACCOUNT." The Principal Distribution Subaccount is established and maintained solely for administrative purposes.

          (b) Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively, the "TRUST ACCOUNTS") shall be invested by Indenture Trustee with respect to the Trust Accounts and by the Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the holder of a majority of the Certificates and of which the holder of a majority of the Certificates provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither the holder of a majority of the Certificates, Indenture Trustee nor Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of Indenture Trustee for the benefit of the Noteholders and the Certificateholders or by Owner Trustee for the benefit of Certificateholders, as applicable. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that, except for Qualified GICs, will mature so that such funds will be available at the close of business on the Deposit Date preceding the next Payment Date; PROVIDED, THAT upon satisfaction of the Rating Agency Condition and with the approval of the Indenture Trustee, funds on deposit in the Trust Accounts may be invested in Eligible Investments that mature on such Payment Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and the holder of a majority of the Certificates directs Indenture Trustee in writing to dispose of such Eligible Investment. Funds deposited in the Trust Accounts or Certificate Distribution Account on a Deposit Date shall be invested overnight.

          (c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding investment income thereon as provided in SECTION 5.1(E)) and all such funds, investments and proceeds shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of Indenture Trustee for the benefit of the Noteholders and the Certificateholders; provided, however, the Indenture Trustee shall not be charged with any obligation for the benefit of the Certificateholders except as provided by the terms of this Agreement. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, Indenture Trustee (or Servicer on its behalf) or Owner Trustee, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account or Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or new Certificate Distribution Account, as applicable. In connection with the foregoing, Servicer agrees that, in the event that the Collection Account is not an account with Indenture Trustee or its designee, Servicer shall notify Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

          (d) With respect to the Trust Account Property, Servicer and the Indenture Trustee agree that:

               (i) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of Indenture Trustee, and, except as otherwise provided in the Basic Documents, Indenture Trustee and its designee shall have sole signature authority with respect thereto;

               (ii) any Trust Account Property that constitutes Physical Property shall be delivered to Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by Indenture Trustee or such designee, or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for Indenture Trustee or such designee;

               (iii) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by Indenture Trustee or its designee of a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (iv) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (iii) above shall be delivered to Indenture Trustee or its designee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by Indenture Trustee or such designee, or a financial intermediary (as such term is defined in Section 8-313 (4) of the UCC) acting solely for Indenture Trustee or such designee, pending maturity or disposition, through continued registration of Indenture Trustee's (or its designee's) ownership of such security.

          (e) Investment earnings, net of losses, attributable to the Trust Accounts (other than the Reserve Account) shall be attributable to the Trust Account Property shall be available to pay the distributions provided for in
Section 5.5, provided that investment earnings on funds on deposit in the Collection Account from the Business Day prior to each Payment Date to the Payment Date shall be paid to the Indenture Trustee.

          Effective upon Delivery of any Trust Account Property, Servicer shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

          SECTION 5.2. COLLECTIONS.

          (a) Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than any amounts constituting Supplemental Servicing Fees) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, if Wells Fargo Bank, N.A. is the Servicer and (i) shall have the Required Rating or (ii) Indenture Trustee otherwise shall have received written notice from each of the Rating Agencies that the then outstanding rating on the Notes would not be lowered, qualified or withdrawn as a result, Servicer may deposit all amounts referred to above for any Collection Period into the Collection Account not later than 1:00 p.m. New York time on the Deposit Date with respect to such Collection Period; provided that (i) if a Servicer Termination Event has occurred and is continuing, (ii) Servicer has been terminated as such pursuant to SECTION 8.1 or (iii) Servicer ceases to have the Required Rating, Servicer shall deposit such amounts (including any amounts then being held by Servicer) into the Collection Account as provided in the preceding sentence. For purposes of this ARTICLE V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than Servicer, Seller, Transferor or any Originator.

          (b) With respect to each Receivable (other than a Purchased Receivable), collections and payments by or on behalf of the Obligor (other than any amounts constituting Supplemental Servicing Fees) for each Collection Period shall be applied to interest and principal in accordance with the Simple Interest Method, as applied by Servicer. Any excess shall be applied first to any late charges and other fees due and second to prepay the Receivable.

          (c) Notwithstanding the foregoing, if the Servicer does not remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables and all Liquidation Proceeds, both as collected during the Collection Period, the Servicer shall remit to the Certificate Distribution Account no later than 1:00 p.m. on each Payment Date, an amount equal to the total amount of principal, interest and fees collected during the Collection Period, times the Federal Funds Rate, times a fraction, the numerator of which is the sum of (i) the number of days during such Collection Period divided by two plus (ii) the number of days elapsing from and including the last day of the Collection Period through but excluding the Payment Date, and the denominator of which is 360 days (the "Interest Equivalent Payment"), such amount to be certified to the Owner Trustee by the Servicer on the Business Day prior to such Payment Date.

          SECTION 5.3. [RESERVED].

          SECTION 5.4. ADDITIONAL DEPOSITS. Servicer and Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables and Seller or Servicer shall deposit therein all amounts, if any, to be paid under SECTION 9.1. All such deposits shall be made not later than 1:00 p.m. New York time on the Deposit Date following the end of the related Collection Period.

          SECTION 5.5. DISTRIBUTIONS.

          (a) On or before 1:00 p.m. New York time on the Business Day immediately preceding the Deposit Date related to each Determination Date, Servicer shall instruct Indenture Trustee in writing (based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to SECTION 4.9) to make a withdrawal from the Reserve Account and deposit in the Collection Account, and Indenture Trustee shall so deposit by 1:00 p.m. New York time on such Deposit Date, the Reserve Account Transfer Amount.

          (b) Subject to the last paragraph of this SECTION 5.5(B), on or before 1:00 p.m. New York time on the Business Day immediately preceding the Deposit Date related to each Payment Date, Servicer shall instruct Indenture Trustee in writing (based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to SECTION 4.9) to make, and Indenture Trustee shall make, the following deposits, distributions and payments from the Collection Account by 1:00 p.m. (New York time) on such Payment Date, to the extent of the Total Distribution Amount, in the following order of priority:

               (i) to the Servicer, the Servicing Fee and all accrued and unpaid Servicing Fees from prior Collection Periods;

               (ii) to the Indenture Trustee and the Owner Trustee all accrued and unpaid fees plus reimbursement for all amounts, in each case payable pursuant to Section 4.16; provided that amounts payable pursuant to this clause in any calendar year to (a) the Indenture Trustee shall not exceed $225,000 and (b) the Owner Trustee shall not exceed $50,000;

               (iii) to the Interest Distribution Subaccount, the Accrued Class A Note Interest;

               (iv) to the Principal Distribution Subaccount, the First Priority Principal Distribution Amount, if any;

               (v) to the Interest Distribution Subaccount, the Accrued Class B
          Note Interest;

               (vi) to the Principal Distribution Subaccount, the Second Priority Principal Distribution Amount, if any;

               (vii) to the Interest Distribution Subaccount, the Accrued Class C Note Interest;

               (viii) to the Principal Distribution Subaccount, the Third Priority Principal Distribution Amount, if any;

               (ix) to the Interest Distribution Subaccount, the Accrued Class D
          Note Interest:

               (x) to the Interest Distribution Subaccount, the Accrued Class E
          Note Interest:

               (xi) to the Principal Distribution Subaccount, the Regular Principal Distribution Amount;

               (xii) to the Principal Distribution Subaccount, an amount sufficient to cause the outstanding principal balance of the Notes (after giving effect to all payments on the Payment Date) to equal the Pool Balance as of the end of the related Collection Period;

               (xiii) to the Reserve Account, an amount sufficient to cause the amount on deposit in the Reserve Account to equal the Reserve Account Required Amount;

               (xiv) to the Class E Noteholders, an amount sufficient to pay the Class E notes in full; and

               (xv) to the Certificate Distribution Account, the Total Distribution Amount, if any, remaining on deposit in the Collection Account.

          Notwithstanding any other provision of this SECTION 5.5, following the occurrence and during the continuation of an Event of Default specified in
SECTION 5.1(A), 5.1(B), 5.1(D) or 5.1(E) of the Indenture, which has resulted in an acceleration of the Notes, (or following the occurrence of any such event after an Event of Default specified in SECTION 5.1(C) of the Indenture has occurred and the Trust has been liquidated), the Servicer shall instruct the Indenture Trustee at or before aforesaid time to transfer the funds on deposit in the Collection Account pursuant to SECTION 5.4(B) of the Indenture. In the event that the Collection Account is maintained with an institution other than Indenture Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this SECTION 5.5(B) on the related Deposit Date.

          (c) Indenture Trustee shall continue to perform its duties under this Agreement after the Outstanding Amount of the Notes has been reduced to zero and the Indenture has been discharged in accordance with its terms. The protections, immunities and standard of care afforded the Indenture Trustee under the Indenture shall apply to the performance of its duties hereunder.

          SECTION 5.6. STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS. On each Determination Date, Servicer shall provide to Indenture Trustee (with a copy to each Rating Agency) written instructions for Indenture Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to Owner Trustee to forward to each Certificateholder of record, a statement substantially in the form of EXHIBIT B setting forth at least the following information (based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to SECTION 4.9) as to the Notes and the Certificates to the extent applicable:

          (a) the amount of such distribution allocable to principal of each class of Notes;

          (b) the amount of such distribution allocable to interest on or with respect to each class of Notes;

          (c) the Reserve Account Transfer Amount, if any, for such Payment Date and the balance of the Reserve Account (if any) on such Payment Date, after giving effect to changes therein on such Payment Date;

          (d) the amount of the Servicing Fee paid to Servicer with respect to the related Collection Period and with respect to previously accrued and unpaid Servicing Fees and the amounts paid to the Indenture Trustee and the Owner Trustee with respect to the related Collection Period;

          (e) the Noteholders' Interest Carryover Shortfall, if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (f) the amount of any previously due and unpaid payment of principal on the Notes, and the change in such amount from that of the prior Payment Date;

          (g) the aggregate outstanding principal balance of each class of the Notes and the Note Pool Factor for each such class after giving effect to payments allocated to principal reported under clause (a) above;

          (h) the aggregate Purchase Amounts paid by Seller or Servicer with respect to the related Collection Period;

          (i) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (j) the number, and aggregate Principal Balance outstanding, of Receivables past due 30-59, 60-89, 90-119 and 120 and over days;

          (k) the weighted average Contract Rates of the Receivables, weighted based on the Principal Balance of each such Receivable as of the last day of the related Collection Period;

          (l) the weighted average of the remaining term to maturity of the Receivables, weighted based on the Principal Balance of each such Receivable as of the last day of the related Collection Period;

          (m) the amount of the aggregate Principal Balances of any Receivables that became Defaulted Receivables, if any, during such Collection Period;

          (n) the aggregate net losses on the Receivables incurred during the period from the Cutoff Date to and including the last day of the related Collection Period;

          (o) commencing on the Crossover Date, the Average Sixty-Day Delinquency Ratio as of the last day of the related Collection Period, Cumulative Realized Losses as of the last day of the related Collection Period and whether a Trigger Event is in effect; and

          (p) the amount distributed to Certificateholders.

          Each amount set forth pursuant to PARAGRAPH (A), (B), (E) or (F) above relating to the Notes shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

          SECTION 5.7. NET DEPOSITS. As an administrative convenience, unless Servicer is required to remit Collections within two Business Days of receipt thereof, Servicer will be permitted to make the deposit of Collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to Servicer with respect to the Collection Period. Servicer, however, will account to Owner Trustee, Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

          SECTION 5.8. RESERVE ACCOUNT.

          (a) Servicer shall cause to be established and maintain in the name of the Indenture Trustee, as secured party of the Issuer and agent for the Issuer and the Noteholders, an Eligible Deposit Account (the "RESERVE ACCOUNT"). The Reserve Account and any amounts therein shall be pledged to the Indenture Trustee and held for the benefit of the Noteholders and Certificateholders. The Reserve Account shall be initially established and maintained with the Indenture Trustee or its designee (the "SECURITIES INTERMEDIARY"). The Depositor shall cause $1,540,360.23 to be deposited to the Reserve Account on the Closing Date.

          (b) The Securities Intermediary hereby expressly agrees with the Indenture Trustee that: (i) all matters relating to the Reserve Account shall be governed by the laws of the State of New York; (ii) all Eligible Investments held by the Securities Intermediary on behalf of the Indenture Trustee in the Reserve Account shall be treated as "financial assets" (as defined in Article 8 of the New York Uniform Commercial Code; (iii) the Securities Intermediary will treat the Indenture Trustee as entitled to exercise the rights comprising the investments or financial assets credited to the Reserve Account; (iv) the financial assets credited to the Reserve Account shall not be registered in the name of, payable to the order of, or specially indorsed to the Indenture Trustee; and (v) the Securities Intermediary will not agree to comply with entitlement orders originated by any Person with respect to the investments or financial assets held in the Reserve Account other than the Indenture Trustee.

          (c) The Reserve Account shall be under the sole custody and control of Indenture Trustee. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, Seller shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer or cause to be transferred any cash and/or any investments that are in the existing account which is no longer an Eligible Deposit Account to such new Reserve Account.

          (d) Investment earnings attributable to the Reserve Account Property and proceeds therefrom shall be held by Indenture Trustee in the Reserve Account, shall be deposited into the Collection Account on each Payment Date, and will be available to pay distributions provided for in Section 5.5. Amounts on deposit in the Reserve Account on any Payment Date in excess of the Reserve Account Required Amount shall be deposited into the Certificate Distribution Account.

                                  ARTICLE VI.
                                     SELLER

          SECTION 6.1. REPRESENTATIONS OF SELLER. Seller makes the following representations on which Issuer is deemed to have relied in acquiring the Receivables and the other properties and rights included in the Owner Trust Estate and the Indenture Trustee is deemed to have relied in accepting administration of its trusts. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) ORGANIZATION AND GOOD STANDING. Seller has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other properties and rights included in the Owner Trust Estate assigned to Issuer pursuant to ARTICLE II.

          (b) DUE QUALIFICATION. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property, or the conduct of its business shall require such qualifications, except where the failure to so obtain would not have a material adverse impact either on Seller, the transactions contemplated in the Basic Documents or the Receivables.

          (c) POWER AND AUTHORITY. Seller has the corporate power, authority and legal right to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the property to be sold and assigned to and deposited with Issuer as the Owner Trust Estate; and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by Seller by all necessary corporate action.

          (d) NO CONSENT REQUIRED. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the "blue sky" or securities laws of any State or the Securities Act and (ii) the filing of UCC financing statements.

          (e) VALID SALE; BINDING OBLIGATION. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Owner Trust Estate conveyed by Seller to Issuer hereunder, enforceable against creditors of and purchasers from Seller; and each of this Agreement and the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

          (f) NO VIOLATION. The execution, delivery and performance by Seller of this Agreement and the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the certificate of incorporation or bylaws of Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, to the extent applicable, or (iv) that may materially and adversely affect the federal or state income, excise franchise or similar tax attributes of Issuer, the Notes or the Certificates.

          (h) PRINCIPAL PLACE OF BUSINESS. The principal place of business of Seller is 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.

          SECTION 6.2. CONTINUED EXISTENCE. During the term of this Agreement, subject to SECTION 6.4, Seller will keep in full force and effect its existence, rights and franchises as a corporation organized under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

          SECTION 6.3. LIABILITY OF SELLER; INDEMNITIES. Subject to SECTION 10.5, Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Seller under this Agreement.

          (a) Seller shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such), the Certificateholders and the Noteholders and the respective officers, directors, employees and agents of Issuer, Owner Trustee and Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through or as a result of (i) Seller's willful misfeasance, bad faith or gross negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of breach of contract or reckless disregard of its obligations and duties under this Agreement or any other Basic Document and (ii) Seller's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates or in connection with any application relating to the Notes or Certificates under any state securities laws.

          (b) Seller shall pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Owner Trust Estate.

          Indemnification under this Section shall survive the resignation or removal of Owner Trustee or Indenture Trustee and the termination of this Agreement or any other Basic Document and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Seller, without interest.

          SECTION 6.4. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (a) into which Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which Seller shall be a party or (c) which may succeed to the properties and assets of Seller substantially as a whole, shall be the successor to Seller without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving entity, if other than ACE Securities Corp., executes an agreement of assumption to perform every obligation of Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTION 3.1 or 6.1 shall have been breached, (iii) Seller shall have delivered to Owner Trustee and Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse federal or state tax consequence to Issuer, the Noteholders or the Certificateholders and (vi) unless ACE Securities Corp. is the surviving entity, Seller shall have delivered to Owner Trustee and Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

          SECTION 6.5. LIMITATION ON LIABILITY OF SELLER AND OTHERS. Seller and any director or officer or employee or agent of Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document (provided that such reliance shall not limit in any way Seller's obligations under SECTION 3.2 or 6.3). Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

          SECTION 6.6. SELLER MAY OWN CERTIFICATES OR NOTES. Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates of the same class.

          SECTION 6.7. SECURITY INTEREST. During the term of this Agreement, Seller will not take any action to assign the security interest in any Financed Vehicles other than pursuant to the Basic Documents.

          SECTION 6.8. INDEBTEDNESS OF SELLER. Seller shall provide written notice to the Rating Agencies at least thirty (30) days prior to the date it incurs any material indebtedness or assumes or guarantees any material indebtedness of any other entity in connection with the acquisition or transfer of receivables (other than the Receivables) or the issuance and sale of securities (other than the Notes and Certificates) secured by or evidencing beneficial ownership interests in such receivables or incurs any material, non-incidental indebtedness in connection with the accomplishment of any of the foregoing.

                                  ARTICLE VII.
                                    SERVICER

          SECTION 7.1. REPRESENTATIONS OF SERVICER. Servicer makes the following representations on which Issuer is deemed to have relied in acquiring the Receivables and the other properties and rights included in the Owner Trust Estate and the Indenture Trustee and the Owner Trustee are deemed to have relied in accepting administration of their trusts. The representations speak as of the execution and delivery of the Agreement and shall survive the sale, transfer and assignment of the Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture:

          (a) ORGANIZATION AND GOOD STANDING. Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with the full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and has had at all relevant times, and shall have, the power, authority and legal right to service the Receivables and the other properties and rights included in the Owner Trust Estate.

          (b) DUE QUALIFICATION. Servicer is duly qualified to do business and in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

          (c) POWER AND AUTHORITY. Servicer has the power, authority and legal right to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by Servicer by all necessary corporate action.

          (d) NO CONSENT REQUIRED. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement, the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the "blue sky" or securities laws of any State or the Securities Act and (ii) the filing of UCC financing statements.

          (e) BINDING OBLIGATION. Each of this Agreement and the Basic Documents to which it is a party constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

          (f) NO VIOLATION. The execution, delivery and performance by Servicer of this Agreement and the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or disposition of any Lien upon any of its material properties pursuant to the terms of, (i) the charter or bylaws of Servicer, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Servicer is a party or by which Servicer is bound, or (iii) any law, order, rule or regulation applicable to Servicer of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Servicer.

          (g) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over Servicer or its properties: (i) asserting the invalidity of this Agreement, any other Basic Document, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Servicer of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document, the Notes or the Certificates, to the extent applicable, or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

          SECTION 7.2. INDEMNITIES OF SERVICER.

          (a) Subject to SECTION 10.5, Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer under this Agreement.

          (b) Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such), Seller, the Certificateholders and the Noteholders and any of the respective officers, directors, employees and agents of Issuer, Owner Trustee, Indenture Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the negligence, willful misfeasance, breach of contract or bad faith (other than errors in judgment) of Servicer in the performance of its obligations and duties under this Agreement or any other Basic Document or in the performance of the obligations and duties of any subcustodian or subservicer in the performance of its obligations and duties under any custody or subservicing agreement. Notwithstanding the foregoing, if Servicer is rendered unable, in whole or in part, by virtue of an act of God, act of war, fires, earthquake or other natural disasters, to satisfy its obligations under this Agreement, Servicer shall not be deemed to have breached any such obligation upon the sending of written notice of such event to the other parties hereto, for so long as Servicer remains unable to perform such obligation as a result of such event. This provision shall not be construed to limit Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

          (c) Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), and Indenture Trustee (individually and in its capacity as such) and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person as a result of an action or inaction of the Servicer with respect to the transactions contemplated in this Agreement or in the other Basic Documents, including any sales, gross receipts, general corporation, tangible or intangible personal property, franchise, privilege, or license taxes, or any taxes of any kind which may be asserted (not including any Federal or other income taxes arising out of transactions contemplated by this Agreement and the other Basic Documents) against the Issuer, and costs and expenses in defending against the same.

          (d) Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such), Seller, Certificateholders and the Noteholders or any of the respective officers, directors, employees and agents of Issuer, Owner Trustee, Indenture Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subcustodian or subservicer (including any fees payable in connection with the release of any Receivable File from the custody of such subservicer or in connection with the termination of the servicing activities of such subservicer with respect to any Receivable) whether pursuant to the terms of any subservicing agreement or otherwise.

          (e) Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee (individually and in its capacity as such), Indenture Trustee (individually and in its capacity as such), Seller, the Certificateholders and the Noteholders or any of the respective directors, officers, employees and agents of Issuer, Owner Trustee, Indenture Trustee and Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by Servicer or any Affiliate thereof of any Financed Vehicle.

          Indemnification under this Section shall survive the resignation or removal of Owner Trustee or Indenture Trustee and the termination of this Agreement and the other Basic Documents, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Servicer, without interest.

          SECTION 7.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) into which Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which Servicer shall be a party, (c) which may succeed to the properties and assets of Servicer, substantially as a whole, or (d) 50% of the voting stock of which is owned directly or indirectly by Wells Fargo & Company, may become the successor to Servicer; provided that, unless Wells Fargo Bank, N.A. is the surviving party to such transaction, Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Servicer, if other than Wells Fargo Bank, N.A., executes an agreement of assumption to perform every obligation of Servicer under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTION 7.1 shall have been breached and no Servicer Termination Event, and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing,
(iii) Servicer shall have delivered to Owner Trustee and Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Servicer shall have a consolidated net worth at least equal to that of the predecessor Servicer, and (v) such transaction will not result in a material adverse Federal or state tax consequence to Issuer, the Noteholders or the Certificateholders.

          SECTION 7.4. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither Servicer nor any of its directors, officers, employees or agents shall be under any liability to Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action by Servicer or any subservicer pursuant to this Agreement or for errors in judgment; provided that this provision shall not protect Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, breach of contract or gross negligence in the performance of duties (except for errors in judgment) under this Agreement. Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

          Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided that Servicer may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents to protect the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expense and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

          Neither Servicer nor any of its directors, officers, employees or agents shall be under any liability to Issuer, the Noteholders or the Certificateholders for any losses, claims or damages arising solely from, out of, or in connection with, the origination of a FreedomNation Receivable or the servicing of a FreedomNation Receivable prior to the Cutoff Date.

          SECTION 7.5. WELLS FARGO BANK, N.A. NOT TO RESIGN AS SERVICER. Subject to the provisions of SECTION 7.3, Wells Fargo Bank, N.A. hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of Wells Fargo Bank, N.A. as Servicer shall be communicated to Owner Trustee and Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to Owner Trustee and Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of Indenture Trustee or a Successor Servicer having assumed the responsibilities and obligations of the resigning Servicer in accordance with SECTION 8.2 or the date upon which any regulatory authority requires such resignation.

          SECTION 7.6. EXISTENCE. Subject to the provisions of SECTION 7.3, during the term of this Agreement, Wells Fargo Bank, N.A. will keep in full force and effect its existence, rights and franchises as a national banking association in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of Receivables as required by this Agreement) shall require such qualifications.

          SECTION 7.7. SERVICER MAY OWN NOTES OR CERTIFICATES. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to Servicer or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates of the same class.

                                 ARTICLE VIII.
                           SERVICER TERMINATION EVENTS

          SECTION 8.1. SERVICER TERMINATION EVENT. If any one of the following events (a "SERVICER TERMINATION Event") shall occur and be continuing:

          (a) any failure by Servicer to deliver to Indenture Trustee and Owner Trustee the Servicer's Report in accordance with SECTION 4.9, or any failure by Servicer (either as such or under the Purchase Agreement) to deliver to Indenture Trustee or Owner Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct Indenture Trustee or Owner Trustee to make any required distributions therefrom that shall continue unremedied for a period of five Business Days after written notice of such failure is received by Servicer from Owner Trustee or Indenture Trustee or after discovery of such failure by an Authorized Officer of Servicer; or

          (b) failure on the part of Servicer duly to observe or to perform in any material respect any other covenants or agreements of Servicer, set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after discovery of such failure by an Authorized Officer of Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to Servicer by Owner Trustee or Indenture Trustee or (B) to Servicer and to Owner Trustee and Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes of the Controlling Note Class or, if no Notes are outstanding, Holders of Certificates evidencing not less than 25% of the outstanding Certificate Percentage Interests, as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and Servicer delivers an Officer's Certificate to Owner Trustee and Indenture Trustee to such effect and to the effect that Servicer or Seller, as applicable, has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

          (c) an Insolvency Event occurs with respect to Servicer or any of its respective successors;

          (d) then, and in each and every case, so long as any Servicer Termination Event shall not have been remedied, the Indenture Trustee may, and at the direction of, the Holders of Notes evidencing greater than 50% of the Outstanding Amount of the Notes of the Controlling Note Class (or, if no Notes are then Outstanding, either the Owner Trustee or the Holders of Certificates evidencing greater than 50% of the Certificate Percentage Interests) shall, by notice then given in writing to Servicer (and to Owner Trustee or Indenture Trustee, as applicable, if given by the Holders and the Rating Agencies) terminate all the rights and obligations (other than the obligations set forth in SECTION 7.2) of Servicer under this Agreement and the rights and obligations of any subcustodian or subservicer pursuant to the terms of any related custody or subservicing agreement. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in Indenture Trustee or such Successor Servicer as may be appointed under SECTION 8.2; and, without limitation, Indenture Trustee and Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, Indenture Trustee and Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses and if not paid by the predecessor Servicer shall be reimbursable to the Person incurring such costs and expenses from amounts held in the Collection Amount.

          SECTION 8.2. APPOINTMENT OF SUCCESSOR.

          (a) Upon Servicer's receipt of notice of termination, pursuant to
SECTION 8.1 or Servicer's resignation (if and to the extent permitted in accordance with the terms of this Agreement), the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to Owner Trustee and Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of Servicer's termination or resignation hereunder, Indenture Trustee shall appoint a Successor Servicer (which may be the Indenture Trustee), and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to Owner Trustee and Indenture Trustee. In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, Indenture Trustee without further action shall automatically be appointed the Successor Servicer and Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, Indenture Trustee shall, if it shall be unwilling or unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of consumer receivables, as the successor to Servicer under this Agreement; provided, that the appointment of any such Successor Servicer will not result in the withdrawal, qualification or reduction of the outstanding rating assigned to the Certificates or Notes by any Rating Agency.

          (b) Upon appointment, the Successor Servicer (including Indenture Trustee acting as Successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. No Successor Servicer shall be liable for any acts or omissions of any predecessor Servicer.

          (c) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the obligations and indemnities of the predecessor Servicer pursuant to SECTION 4.7 or 7.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other rights and properties included in the Owner Trust Estate. The Successor Servicer shall, upon its appointment pursuant to this
SECTION 8.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the predecessor Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Payment Date subsequent to the date on which it is terminated as Servicer hereunder.

          SECTION 8.3. PAYMENT OF SERVICING FEE. If Servicer shall be replaced, the predecessor Servicer shall be entitled to receive any accrued and unpaid Servicing Fees and any Supplemental Servicing Fees accrued and unpaid or received to the effective date of the termination of the predecessor Servicer, in each case, in accordance with SECTION 4.8.

          SECTION 8.4. NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, Servicer pursuant to this
Article VIII, Owner Trustee or its Paying Agent shall give prompt written notice thereof to Certificateholders and Indenture Trustee shall give prompt written notice thereof to Noteholders.

          SECTION 8.5. WAIVER OF PAST DEFAULTS. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of the Controlling Note Class (or the Holders of Certificates evidencing not less than a majority of the outstanding Certificate Percentage Interests, as applicable, in the case of any default which does not adversely affect Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE IX.
                                   TERMINATION

          SECTION 9.1. OPTIONAL PURCHASE OF ALL RECEIVABLES; TERMINATION NOTICE.

          (a) On the last day of any Collection Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance, Servicer shall have the option to purchase the Owner Trust Estate other than the Trust Accounts, the Certificate Distribution Account and any funds or investments therein. To exercise such option, Servicer shall deposit pursuant to SECTION 5.4 in the Collection Account an amount which, when added to the amounts on deposit in the Collection Account for such Payment Date, equals the sum of the unpaid Principal Balance of the Receivables, plus accrued and unpaid interest thereon; provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes and a majority of the Certificate Percentage Interests consent to the purchase. The Notes and the Certificates will be redeemed concurrently therewith.

          (b) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder.

          (c) Notice of any termination of Issuer shall be given by Servicer to Owner Trustee, Indenture Trustee and the Rating Agencies as soon as practicable after Servicer has received notice thereof.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

          SECTION 10.1. AMENDMENT.

          (a) This Agreement may be amended by Seller, Servicer, Issuer and Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders:

               (i) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder;

               (ii) (A) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to qualify as, and to permit an election to be made to cause all or a portion of Issuer to be treated as, a "financial asset securitization investment trust" under the Code, and (B) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of the Notes or Certificates and Issuer in the absence of the election; it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied; and

               (iii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be recognized as a sale under generally accepted accounting principles ("GAAP") by Seller to Issuer, (b) Issuer to avoid becoming a member of Seller's consolidated group under GAAP or (c) the Seller, Transferor or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

          (b) This Agreement may also be amended from time to time by Seller, Servicer, Issuer and Indenture Trustee, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Percentage Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificates of each class affected thereby.

          (c) Prior to the execution of any such amendment or consent, Servicer shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, Servicer shall furnish written notification of the substance of such amendment or consent to each Noteholder and Certificateholder.

          (d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          (e) Prior to the execution of any amendment to this Agreement, Owner Trustee and Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in SECTION 10.2(I)(1) has been delivered. Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee's or Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise and no such amendment shall be made without any such affected entity's prior written consent.

          SECTION 10.2. PROTECTION OF TITLE TO TRUST PROPERTY.

          (a) Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Issuer and the interests of Indenture Trustee in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Owner Trustee and Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither Seller nor Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, or any successor provision, unless it shall have given Owner Trustee and Indenture Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) Each of Seller and Servicer shall have an obligation to give Owner Trustee and Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office or jurisdiction of organization, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

          (e) Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Issuer and Indenture Trustee in such Receivable and that such Receivable is owned by Issuer and has been pledged to Indenture Trustee pursuant to the Indenture. Indication of Issuer's and Indenture Trustee's interest in a Receivable shall be deleted from or modified on Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by Seller or purchased by Servicer.

          (f) If at any time Seller or Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in retail receivables to any prospective purchaser, lender or other transferee, Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by Issuer and has been pledged to Indenture Trustee.

          (g) Servicer, upon receipt of reasonable prior notice, shall permit Indenture Trustee, Owner Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Servicer's records regarding any Receivable.

          (h) Upon request at any time Owner Trustee or Indenture Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement or any of the Basic Documents, Servicer shall furnish to Owner Trustee or to Indenture Trustee, within thirty Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of Servicer's Reports furnished before such request indicating removal of Receivables from Issuer.

          (i) Servicer shall deliver to Owner Trustee and Indenture Trustee:

               (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Issuer and Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

               (2) within 120 days after the beginning of each calendar year which commences more than four months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Issuer and Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

               Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          (j) Servicer shall cause Seller, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

          SECTION 10.3. NOTICES. All demands, notices and communications upon or to Seller, Servicer, Owner Trustee, Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Seller, to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, (b) in the case of Servicer, to Wells Fargo Bank, N.A., 711 W. Broadway, Tempe Arizona 85282, Attention: Dianne Breuer, (c) in the case of Issuer or Owner Trustee, at the Corporate Trust Office, (d) in the case of Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., to 99 Church Street, New York, New York 10007, Attention of Asset Backed Securities Group, (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004, Attention of Asset Backed Surveillance Department, (g) in the case of Wells Fargo Bank Northwest, N.A., to 79 South Main Street, Salt Lake City, Utah 84111, Attention: Brad Hardy and (h) in the case of Wells Fargo Bank New Mexico, N.A., to 200 Lomas Boulevard, Albuquerque, New Mexico 87102, Attention: Victor Valdez. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

          SECTION 10.4. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in SECTIONS 3.4, 4.1, 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of Servicer, this Agreement may not be assigned by Seller or Servicer without the prior written consent of the Owner Trustee, Indenture Trustee, the Noteholders evidencing not less than 66 2/3% of the Outstanding Amount of the Notes and the Certificateholders evidencing not less than 66 2/3% of the outstanding Certificate Percentage Interests.

          SECTION 10.5. LITIGATION AND INDEMNITIES. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to SECTIONS 6.3 and 7.2, such Person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Nothing herein shall limit or affect the right of the Indemnified Person to retain counsel satisfactory to such Indemnify Person in its sole and actual discretion. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without written consent, but if settled with such consent of if there be a final judgment of the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          SECTION 10.6. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of Seller, Servicer, Issuer, Owner Trustee (individually and in its capacity as such) and Indenture Trustee (individually and in its capacity as such) and for the benefit of the Certificateholders and the Noteholders, as third-party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 10.7. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not create or render unenforceable such provision in any other jurisdiction.

          SECTION 10.8. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 10.9. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 10.10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 10.11. ASSIGNMENT TO INDENTURE TRUSTEE. Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by Issuer to Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of Issuer in, to and under the Receivables and/or the assignment of any or all of Issuer's rights and obligations hereunder to Indenture Trustee.

          SECTION 10.12. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, Indenture Trustee, Servicer and Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to Issuer, acquiesce, petition or otherwise invoke or cause Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Issuer. This SECTION 10.12 shall survive the termination of this Agreement.

          SECTION 10.13. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE.

          (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of Issuer and in no event shall U.S. Bank Trust National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of Issuer hereunder, Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of ARTICLES VI, VII and VIII of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Chase Manhattan Bank not in its individual capacity but solely as Indenture Trustee and in no event shall The Chase Manhattan Bank have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Issuer. For the purposes of this Agreement, in the performance of its duties and obligations hereunder, Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of ARTICLE VI of the Indenture.

          SECTION 10.14. FURTHER ASSURANCES. Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee or Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 10.15. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                   ACE RV AND MARINE TRUST 2001-RV1


                                   By:   U.S. Bank Trust National Association,
                                         not in its ndividual capacity, but
                                         solely as Owner Trustee


                                   By:  /s/ MELISSA A. ROSAL
                                         --------------------------------------
                                         Name:  Melissa A. Rosal
                                         Title: Vice President


                                   ACE SECURITIES CORP., as Seller


                                   By:  /s/ EVELYN ECHEVARRIA
                                         --------------------------------------
                                         Name:  Evelyn Echevarria
                                         Title: Vice President


                                   WELLS FARGO BANK, N.A., as Servicer and
                                   Custodian


                                   By:  /s/ PAUL TSANG
                                         --------------------------------------
                                         Name:  Paul Tsang
                                         Title: Vice President


                                   THE CHASE MANHATTAN BANK, not in its
                                   individual apacity but solely as Indenture
                                   Trustee,


                                   By: /s/ JENNIFER H. BARAN
                                         --------------------------------------
                                         Name:  Jennifer H. Baran
                                         Title: Assistant Vice President

                                  WELLS FARGO BANK NORTHWEST, N.A.


                                   By: /s/ BRAD D. HARDY
                                         --------------------------------------
                                         Name:  Brad D. Hardy
                                         Title: Executive Vice President


                                  WELLS FARGO BANK NEW MEXICO, N.A.


                                   By:  /s/ EDWARD T. O'LEARY
                                         --------------------------------------
                                         Name:  Edward T. O'Leary
                                         Title: Executive Vice President

                                   SCHEDULE A

                (Delivered on Disk to Trustee and Owner Trustee)

                                   SCHEDULE B

                         Location of Receivables Files

                  -------------------------------------------

          The Receivables are located at the offices of the Custodian listed below.



Wells Fargo Bank, N.A.
3033 Elder Street
Boise, Idaho 83705

Professional Records Management
1090 Boeing
Boise, Idaho 83705

                                   SCHEDULE C

                    Permitted Exceptions in Receivable Files


Receivables with missing titles or copies of titles as of Cut-off Date

FSB LOAN NUMBER               SHAW LOAN NUMBER

002002404194053               5043821007598
002002625300614               5043821147915
003003258373172               5043821161619
006006135306808               5043821402278
019019509942880               5043821765856
019019650799251               5043821876463
019019650978529               5043821876810
022022411938134               5043821898483
022022595211032               5043822270302
022022605256599               5043822283453
032032540609224               5043822548731
032032607557117               5043822563763
032039615721390               5043822583407
032093135722194               5043822600656
032140135872593               5043822609764
033033135862143               5043822685871
033033615734818               5043822705257
033033615830492               5043822705398
033330203508548               5043822842142
033330203585047               5043822842829
061054135830611               5043822859690
061069135726124               5043822862074
061089135830690                89135830690
061311203512706               5043822868998
061311555606291               5043823043674
061311579607893               5043823097290
061311579607909               5043823097316
071071586607490               5043823294996
071086136606612               5043823300942
137553135559691               5043823620562
143036135574973               5043823620752
143227135633768               5043823650015
143229555731826               5043823696026
143277135832956               5043823708607
143280136734324               5043823709662
143349133195898               5043823709969
143429223729498               5043823713904
143525608629172               5043823835996
170170136254830               5043823987615
281281135444642               5043824650162
753753136550577               5043825076888
800842136624034               5043825095664
800842136723353               5043825095748
800842136835415               5043825095946


Receivables with missing original retail installment sale contracts as of Cut-off Date:

FSB LOAN NUMBER               SHAW LOAN NUMBER
001274136982969               5043821006434
020020133791733               5043821877248
033059135734432               5043822803953
061035133621923               5043822858205
004208135109412               5043821394954
009009136285234               5043821495181
003095133422174               5043821325511
003157133203346               5043821326782
008008136271741               5043821427481
016016135108015               5043821578515
032233136538394               5043822681771
033164137627711               5043822814398
061188136322419               5043822866067
061198133545877               5043822866729
071071136073512               5043823259478
342342135207423               5043824650741

                                   SCHEDULE D

             FreedomNation Receivables Subject to Ship Mortgage Act

                                   EXHIBIT A

                           Form of Servicer's Report
                  -------------------------------------------

                                   APPENDIX X

                                   DEFINITIONS

          "ACCRUED CLASS A NOTE INTEREST" shall mean, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Accrued Interest for such Payment Date and the Class A Noteholders Interest Carryover Shortfall for such Payment Date.

          "ACCRUED CLASS B NOTE INTEREST" shall mean, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Accrued Interest for such Payment Date and the Class B Noteholders Interest Carryover Shortfall for such Payment Date.

          "ACCRUED CLASS C NOTE INTEREST" shall mean, with respect to any Payment Date, the sum of the Class C Noteholders' Monthly Accrued Interest for such Payment Date and the Class C Noteholders Interest Carryover Shortfall for such Payment Date.

          "ACCRUED CLASS D NOTE INTEREST" shall mean, with respect to any Payment Date, the sum of the Class D Noteholders' Monthly Accrued Interest for such Payment Date and the Class D Noteholders Interest Carryover Shortfall for such Payment Date.

          "ACCRUED CLASS E NOTE INTEREST" shall mean, with respect to any Payment Date, the sum of the Class E Noteholders' Monthly Accrued Interest for such Payment Date and the Class E Noteholders Interest Carryover Shortfall for such Payment Date.

          "ACT" is defined in SECTION 11.3(A) of the Indenture.

          "ADMINISTRATION AGREEMENT" means the Administration Agreement, dated June 1, 2001, among the Administrator, ACE RV and Marine Trust 2001-RV1, as Issuer, and The Chase Manhattan Bank as Indenture Trustee, as the same may be amended and supplemented from time to time.

          "ADMINISTRATION FEE" is defined in SECTION 4 of the Administration Agreement.

          "ADMINISTRATOR" means Wells Fargo Bank Minnesota, National Association and each successor Administrator.

          "AFFILIATE" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person or act as servicer with respect to the financial assets of such specified Person unless such other Person controls the specified Person through equity ownership or otherwise.

          "AUTHENTICATING AGENT" is defined in SECTION 2.13 of the Indenture.

          "AUTHORIZED OFFICER" means, with respect to Issuer and Servicer, any officer of Owner Trustee or Servicer, as applicable, who is authorized to act for Owner Trustee or Servicer, as applicable, in matters relating to Issuer and who is identified on the list of Authorized Officers delivered by each of Owner Trustee and Servicer to Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "AVAILABLE COLLECTIONS" means, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment
Date: (i) all payments collected with respect to the Receivables; (ii) all Liquidation Proceeds attributable to Receivables which became Liquidated Receivables during such Collection Period and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during such Collection Period; and (iv) partial prepayments of any refunded item included in the Principal Balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life or disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Available Funds in a prior Collection Period and (2) amounts consisting of the Supplemental Servicing Fee.

          "AVAILABLE FUNDS" shall mean, for any Payment Date, the sum of Available Collections for such Distribution Date and any investment earnings accrued in the Reserve Account since the prior Payment Date.

          "AVERAGE SIXTY-DAY DELINQUENCY RATIO" means the ratio of the average of the aggregate Principal Balances of Receivables delinquent 60 days or more during the preceding three Collection Periods to the average Pool Balance during such preceding Collection Periods.

          "BANK REGULATORY AUTHORITIES" means the Federal Reserve Board, the Federal Deposit Insurance Corporation and Office of the Comptroller of Currency.

          "BASIC DOCUMENTS" means the Purchase Agreement, the Indenture, the Note Depository Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement, the Notes, the Certificates and other documents and certificates delivered in connection therewith.

          "BENEFIT PLAN" is defined in SECTION 3.12 of the Trust Agreement.

          "BOOK ENTRY NOTE" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in SECTION 2.10 of the Indenture.

          "BUSINESS DAY" means a day that is not a Saturday or a Sunday and that in the States of New York, California and the State in which the Corporate Trust Office is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

          "CERTIFICATE" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

          "CERTIFICATE ACCOUNT PROPERTY" means the Certificate Distribution Account, all amounts and investments held from time to time therein (whether in the form of deposit account, Physical Property, book entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "CERTIFICATE DISTRIBUTION ACCOUNT" is defined in SECTION 5.1 of the Trust Agreement.

          "CERTIFICATE PAYING AGENT" shall mean any paying agent or co-paying agent appointed pursuant to SECTION 3.10 of the Trust Agreement and shall initially be the Indenture Trustee.

          "CERTIFICATE PERCENTAGE INTEREST" shall mean with respect to any Certificate, the percentage interest of ownership in the Issuer represented thereby as set forth on the face thereof.

          "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" means the register mentioned and the registrar appointed pursuant to SECTION 3.4 of the Trust Agreement.

          "CERTIFICATEHOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

          "CLASS" shall mean a class of Notes, which may be the Class A-1 Notes, the Class A-2, Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, Class C Notes, Class D Notes or Class E Notes.

          "CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, for any Payment Date, the excess of the Class A Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of the Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

          "CLASS A NOTEHOLDERS' MONTHLY ACCRUED INTEREST" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes at the respective Interest Rate for such Class and on the outstanding principal amount of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date.

          "CLASS A NOTES" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

          "CLASS A-1 FINAL SCHEDULED PAYMENT DATE" shall mean the April 2006 Payment Date.

          "CLASS A-1 INTEREST RATE" means 4.05% per annum. Interest with respect to the Class A-1 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS A-1 NOTEHOLDER" shall mean the Person in whose name a Class A-1
Note is registered on the Note Register.

          "CLASS A-1 NOTES" means the Class A-1 Asset Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

          "CLASS A-2 FINAL SCHEDULED PAYMENT DATE" shall mean the April 2008 Payment Date.

          "CLASS A-2 INTEREST RATE" means 4.85% per annum. Interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS A-2 NOTEHOLDER" shall mean the Person in whose name a Class A-2
Note is registered on the Note Register.

          "CLASS A-2 NOTES" means the Class A-2 Asset Backed Notes, substantially in the form of Exhibit A-2 to the Indenture.

          "CLASS A-3 FINAL SCHEDULED PAYMENT DATE" shall mean the January 2011 Payment Date.

          "CLASS A-3 INTEREST RATE" means 5.36% per annum. Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS A-3 NOTEHOLDER" shall mean the Person in whose name a Class A-3
Note is registered on the Note Register.

          "CLASS A-3 NOTES" means the Class A-3 Asset Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

          "CLASS A-4 FINAL SCHEDULED PAYMENT DATE" shall mean the May 2012 Payment Date.

          "CLASS A-4 INTEREST RATE" means 5.75% per annum. Interest with respect to the Class A-4 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

         "CLASS A-4 NOTEHOLDER" shall mean the Person in whose name a Class A-4
Note is registered on the Note Register.

         "CLASS A-4 NOTES" means the Class A-4 Asset Backed Notes substantially in the form of Exhibit A-4 to the Indenture.

          "CLASS A-5 FINAL SCHEDULED PAYMENT DATE" shall mean the September 2021 Payment Date.

          "CLASS A-5 INTEREST RATE" means 6.30% per annum. Interest with respect to the Class A-5 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS A-5 NOTEHOLDER" shall mean the Person in whose name a Class A-5
Note is registered on the Note Register.

         "CLASS A-5 NOTES" means the Class A-5 Asset Backed Notes substantially in the form of Exhibit A-5 to the Indenture.

          "CLASS B FINAL SCHEDULED PAYMENT DATE" shall mean the September 2021 Payment Date.

          "CLASS B INTEREST RATE" means 6.61% per annum. Interest with respect to the Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS B NOTEHOLDER" shall mean the Person in whose name a Class B
Note is registered on the Note Register.

          "CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" shall mean, with respect to any Payment Date, the excess of the Class B Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law at the Class B Rate for the related Interest Period.

          "CLASS B NOTEHOLDERS' MONTHLY ACCRUED INTEREST" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Note Rate on the outstanding principal amount of the Class B Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class B Notes on or prior to such preceding Payment Date.

          "CLASS B NOTES" means the Class B Asset Backed Notes, substantially in the form of Exhibit B to the Indenture.

          "CLASS C FINAL SCHEDULED PAYMENT DATE" shall mean the September 2021 Payment Date.

          "CLASS C INTEREST RATE" means 6.85% per annum. Interest with respect to the Class C Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS C NOTEHOLDER" shall mean the Person in whose name a Class C
Note is registered on the Note Register.

          "CLASS C NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" shall mean, with respect to any Payment Date, the excess of the Class C Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class C Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law at the Class C Rate for the related Interest Period.

          "CLASS C NOTEHOLDERS' MONTHLY ACCRUED INTEREST" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Note Rate on the outstanding principal amount of the Class C Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class C Notes on or prior to such preceding Payment Date.

          "CLASS C NOTES" means the Class C Asset Backed Notes, substantially in the form of Exhibit C to the Indenture.

          "CLASS D FINAL SCHEDULED PAYMENT DATE" shall mean the September 2021 Payment Date.

          "CLASS D INTEREST RATE" means 7.58% per annum. Interest with respect to the Class D Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS D NOTEHOLDER" shall mean the Person in whose name a Class D
Note is registered on the Note Register.

          "CLASS D NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" shall mean, with respect to any Payment Date, the excess of the Class D Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class D Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class D Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class D Notes on the preceding Payment Date, to the extent permitted by law at the Class D Rate for the related Interest Period.

          "CLASS D NOTEHOLDERS' MONTHLY ACCRUED INTEREST" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Notes at the Class D Note Rate on the outstanding principal amount of the Class D Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class D Notes on or prior to such preceding Payment Date.

          "CLASS D NOTES" means the Class D Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

          "CLASS E FINAL SCHEDULED PAYMENT DATE" shall mean the September 2021 Payment Date.

          "CLASS E INTEREST RATE" means 8.70% per annum. Interest with respect to the Class E Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.

          "CLASS E NOTEHOLDER" shall mean the Person in whose name a Class E
Note is registered on the Note Register.

          "CLASS E NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" shall mean, with respect to any Payment Date, the excess of the Class E Noteholders' Monthly Accrued Interest for the preceding Payment Date and any outstanding Class E Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class E Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class E Notes on the preceding Payment Date, to the extent permitted by law at the Class E Rate for the related Interest Period.

          "CLASS E NOTEHOLDERS' MONTHLY ACCRUED INTEREST" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class E Notes at the Class E Note Rate on the outstanding principal amount of the Class E Notes on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class E Notes on or prior to such preceding Payment Date.

          "CLASS E NOTES" means the Class E Asset Backed Notes, substantially in the form of Exhibit E to the Indenture.

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "CLOSING DATE" means July 10, 2001.

          "CODE" means the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

          "COLLATERAL" is defined in the Granting Clause of the Indenture.

          "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 5.1 of the Sale and Servicing Agreement.

          "COLLECTION PERIOD" means, (a) in the case of the initial Collection Period, the period from but not including the Cutoff Date to and including June 30, 2001 and (b) thereafter, each calendar month during the term of the Sale and Servicing Agreement. With respect to any Determination Date, Deposit Date or Payment Date, the "related Collection Period" or the "preceding Collection Period" means the Collection Period preceding the month in which such Determination Date, Deposit Date or Payment Date occurs and the "second Collection Period preceding" means the Collection Period two months preceding the month in which such Determination Date or Payment Date occurs.

          "COLLECTIONS" means all collections on the Receivables and any proceeds from Insurance Policies and lender's single interest insurance policies.

          "COMMISSION" means the Securities and Exchange Commission.

          "CONTRACT RATE" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

          "CONTROLLING NOTE CLASS" means, with respect any Notes Outstanding, the Class A Notes (voting together as a single class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes, as long as any Class B Notes are outstanding, and thereafter the Class C Notes, as long as any Class C Notes are Outstanding, and thereafter the Class D Notes, as long as any Class D Notes are Outstanding and thereafter the Class E Notes, as long as any Class E Notes are Outstanding (excluding Notes held by Seller, the Transferor, the Servicer or their Affiliates).

          "CORPORATE TRUST OFFICE" means:

          (a) as used in the Indenture, or otherwise with respect to Indenture Trustee, the principal office of Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, ACE RV and Marine Trust 2001 - RV 1 Telephone: (212) 946-3200; Facsimile: (212) 946-3916 or at such other address as Indenture Trustee may designate from time to time by notice to the Noteholders, Servicer and Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and Issuer); and

          (b) as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the corporate trust office of Owner Trustee located at 111 East Wacker Drive, Suite 3000, Chicago, IL 60601, Attention: Melissa Rosal; Facsimile: (312) 228-9401 or at such other address as Owner Trustee may designate by notice to the Certificateholders and Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and Depositor).

          "CROSSOVER DATE" means the July 2005 Payment Date.

          "CUMULATIVE REALIZED LOSSES" means with respect to any Payment Date
(1) the aggregate Principal Balance of all Receivables that have become Defaulted Receivables during any Collection Period from the Cutoff date through the Collection Period preceding the Payment Date minus (2) all Liquidation Proceeds.

          "CUSTODIAN" means, Wells Fargo Bank, N.A., in its capacity as custodian of the Receivable Files.

          "CUTOFF DATE" means June 1, 2001.

          "CUTOFF DATE PRINCIPAL BALANCE" means, with respect to any Receivable, the Initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the Cutoff Date and allocable to principal in accordance with the terms of the Receivable.

          "DEALER" means, with respect to any Receivable not originated directly by an Originator, the seller of the related Financed Vehicle.

          "DEALER AGREEMENT" means an agreement between an Originator and a Dealer pursuant to which such Originator acquires Loans from the Dealer or agrees to originate Loans in connection with the retail sale of Vehicles by such Dealer.

         "DEALER RECOURSE" means, with respect to any Dealer, any rights and remedies against such Dealer under the related Dealer Agreement (other than with respect to any breach of representation or warranty thereunder) with respect to credit losses on a Receivable secured by a Financed Vehicle sold by such Dealer.

          "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "DEFAULTED RECEIVABLE" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices (and, in no event later than the end of the Collection Period during which any payment on a Receivable shall have become 120 days past due).

          "DEFINITIVE NOTES" is defined in SECTION 2.10 of the Indenture.

          "DELIVERY" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the UCC (or any successor provision) and are susceptible of physical delivery, transfer thereof to Indenture Trustee or its nominee or custodian by physical delivery to Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a "certificated security" (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8- 313 of the UCC, and which may be the Indenture Trustee) and the making by such "financial intermediary" of entries on its books and records identifying such certificated securities as belonging to Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to Indenture Trustee or its nominee or custodian of the purchase by Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by Indenture Trustee or its nominee or custodian of such uncertificated security and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to Indenture Trustee or its nominee or custodian.

          "DEPOSIT DATE" means, with respect to any Collection Period, two Business Days preceding the related Payment Date.

          "DEPOSITOR" means Seller in its capacity as Depositor under the Trust Agreement.

          "DETERMINATION DATE" means, with respect to any Collection Period, two Business Days preceding the related Payment Date.

          "DOLLAR" and the sign "$" mean lawful money of the United States.

          "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with Owner Trustee, Indenture Trustee or any of their respective Affiliates and any such trust account (other than the Reserve Account) may be maintained with Wells Fargo Bank, N.A., or any of its Affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence.

          "ELIGIBLE INSTITUTION" means a depository institution (which may be Servicer (or any Affiliate of Servicer) Owner Trustee or Indenture Trustee, or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has (i) either a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt or certificate of deposit rating of A-1 or better by Standard & Poor's and (ii)(A) a short-term senior unsecured debt rating of A-l or better by Standard & Poor's and (B) a short-term senior unsecured debt rating of P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation. If so qualified, Servicer, any Affiliate of Servicer, Owner Trustee or Indenture Trustee may be considered an Eligible Institution.

          "ELIGIBLE INVESTMENTS" shall mean any one or more of the following types of investments:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of Seller and Indenture Trustee, Owner Trustee or any Affiliate of Indenture Trustee or Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by United States federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment
Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1;

          (c) commercial paper (including commercial paper of any Affiliate of Seller and Indenture Trustee, Owner Trustee or any Affiliate of Indenture Trustee or Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1 and from Moody's of P-1;

          (d) investments in money market funds (including funds for which Indenture Trustee or Owner Trustee or any of their respective Affiliates or any of Seller's Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

          (g) a Qualified GIC; and

          (h) any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating of any class of Notes or the Certificates.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EVENT OF DEFAULT" is defined in SECTION 5.1 of the Indenture.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any limited liability company or partnership, a similar official with respect to any direct or indirect member or general partner thereof.

          "FEDERAL FUNDS RATE" means for each applicable date of determination, the applicable effective Federal Funds rate, determined from the Board of Governors of the Federal Reserve System at its internet website at HTTP://WWW.BOG.FRB.FED.US/RELEASES/H15/CURRENT, or such other address as shall replace such address, specified as the average rate for the preceding calendar month. If such average rate is not so published on or before 3:00 p.m. New York time on the date of determination, the Federal Funds Rate shall be the average of the daily rates for each business day of the previous calendar month as published on the date of determination on Telerate Page 118 under the heading "Federal Funds Effective Rate." If such average rate is not published on the Federal Reserve Board's website by 3:00 p.m. New York time on the date of determination, or cannot be calculated due to the fact that Telerate Page 118 by such time on the date of determination does not include a daily rate for each Business Day in the previous calendar month, the Federal Funds Rate shall be the average of the daily rates for the Business Days during the previous calendar month for which rates are available on the date of determination on either the Federal Reserve Board's website, or if not available there, Telerate Page 118.

          "FINANCED VEHICLE" means a Vehicle, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          "FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" shall mean, with respect to any Payment Date" an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on such preceding Payment Date) over (b) the Pool Balance at the end of the related Collection Period; PROVIDED, HOWEVER, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (prior to giving effect to any principal payments made on the Notes on such Payment Date); and PROVIDED, FURTHER, that the First Priority Principal Distribution Amount on or after the Final Scheduled Payment Date of a Class of Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such Class of Class A Notes and all earlier maturing classes of Class A Notes to zero.

          "FIRST SECURITY ORIGINATOR" shall mean each ofo Wells Fargo Bank Northwest, N.A., successor to First Security Bank, N.A. and Wells Fargo Bank New Mexico, N.A., successor to First Security Bank of New Mexico, N.A.

          "FIRST SECURITY RECEIVABLE" shall mean each Receivable that was acquired by the Transferor from a First Security Originator.

          "FREEDOMNATION ORIGINATOR" shall mean FreedomNation Financial LLC.

          "FREEDOMNATION RECEIVABLE" shall mean each Receivable that was acquired by the Transferor directly or indirectly from the FreedomNation Originator.

          "GAAP" is defined in SECTION 10.1 of the Sale and Servicing Agreement.

          "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb "to Grant" shall have correlative meanings.

          "HOLDER" means, as the context may require, a Certificateholder or a Noteholder or both.

          "INDEMNIFIED PARTIES" is defined in SECTION 8.2 of the Trust
Agreement.

          "INDENTURE" means the Indenture dated as of June 1, 2001, between Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

          "INDENTURE TRUSTEE" means The Chase Manhattan Bank, a New York banking corporation, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

          "INDEPENDENT" means, when used with respect to any specified Person, that the person (a) is in fact independent of Issuer, any other obligor upon the Notes, Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest (other than less than 5% of the outstanding amount of any publicly traded security) in Issuer, any such other obligor, Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with Issuer, any such other obligor, Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of SECTION 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Administrator in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

          "INITIAL PRINCIPAL BALANCE" means, in respect of a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including accessories, service and warranty contracts, insurance premiums, other items customarily financed as part of retail loans and/or retail installment sales contracts and other fees charged by an Originator or the applicable Dealer and included in the amount to be financed, the total of which is shown as the initial principal balance in the note and security agreement or retail installment sale contract evidencing and securing such Receivable.

          "INSOLVENCY EVENT" means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "INSURANCE POLICIES" means, all credit life and disability insurance policies maintained by the Obligors and all Physical Damage Insurance Policies.

          "INTEREST DISTRIBUTION SUBACCOUNT" shall mean the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to SECTION 5.1 of the Sale and Servicing Agreement.

          "INTEREST PERIOD" means, with respect to any Payment Date, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the twentieth day of the calendar month preceding each Payment Date to, but excluding, the twentieth day of the following calendar month.

          "INTEREST RATE" means, (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2 Notes, the Class A-2 Interest Rate, (c) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (d) with respect to the Class A-4 Notes, the Class A-4 Interest Rate, (e) with respect to the Class A-5 Notes, the Class A-5 Interest Rate, (f) with respect to the Class B Notes, the Class B Interest Rate, (g) with respect to the Class C Notes, the Class C Interest Rate, (h) with respect to the Class D Notes, the Class D Interest Rate and (i) with respect to the Class E Notes, the Class E Interest Rate.

          "IRS" means the Internal Revenue Service.

          "ISSUER" means ACE RV and Marine Trust 2001-RV1.

          "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of Issuer by any one of its Authorized Officers and delivered to Indenture Trustee.

          "LIEN" means a security interest, lien, charge, pledge, preference, participation interest or encumbrance of any kind, other than liens for taxes not yet due and payable, mechanics' or materialmen's liens and other liens for work, labor or materials, and any other liens that may attach by operation of law.

          "LIQUIDATION PROCEEDS" means, with respect to any Receivable that has become a Defaulted Receivable, (a) insurance proceeds received by Servicer with respect to the Insurance Policies, (b) amounts received by Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered after the charge-off of the related Receivable or as a result of any Dealer Recourse) on such Defaulted Receivable net of any expenses incurred by Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

          "LOAN" means a retail installment sales contract secured by a Vehicle originated by a Dealer and purchased by an Originator or originated directly by an Originator.

          "LSE SERVICING AGREEMENT" means the Portfolio Servicing Agreement dated as of September 14, 2000 between CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise and the Transferor.

          "MOODY'S" means Moody's Investors Service, Inc., or its successor.

          "NOTE" means a Class A Note, Class B Note, Class C Note, Class D Note and Class E Note.

          "NOTE DEPOSITORY AGREEMENT" means the letter of representations among the Issuer, the Note Paying Agent and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Notes, as the same may be amended or supplemented from time to time.

          "NOTE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 5.1 of the Sale and Servicing Agreement.

          "NOTE OWNER" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "NOTE PAYING AGENT" shall mean the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in SECTION 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Trust Accounts, including payment of principal of or interest on the Notes on behalf of the Issuer.

          "NOTE POOL FACTOR" for each class of Notes as of the close of business on a Payment Date means a seven-digit decimal figure equal to the outstanding principal balance of such class of Notes divided by the original outstanding principal balance of such class of Notes. The Note Pool Factor for each class of Notes will be 1.0000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the outstanding principal balance of such class of Notes.

          "NOTE REGISTER" and "NOTE REGISTRAR" are defined in SECTION 2.4 of the Indenture.

          "NOTEHOLDER" means the Person in whose name a Note is registered on the Note Register.

          "OBLIGOR" means, with respect to a Receivable, the borrower or co-borrowers under the related Receivable and any co-signer of the Receivable or other Person who owes or may be primarily or secondarily liable for payments under such Receivable.

          "OFFICER'S CERTIFICATE" means: (a) for purposes of the Indenture, a certificate signed by any Authorized Officer of Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of
SECTION 11.1 and TIA Section 314, and delivered to Indenture Trustee; and (b) otherwise, a certificate signed by the chairman, the president, any vice president or the treasurer of Seller or Servicer, as the case may be, and delivered to Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of Issuer.

          "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to Issuer and who shall be satisfactory to Issuer, Owner Trustee or Indenture Trustee, as applicable, and which opinion or opinions shall be addressed to Issuer, Owner Trustee, or Indenture Trustee, as applicable and shall be in form and substance satisfactory to the Issuer, Owner Trustee, and Indenture Trustee, as applicable, which shall in no event be at the expense of the Owner Trustee or Indenture Trustee.

          "ORIGINAL POOL BALANCE" means the Pool Balance as of the Cutoff Date, which was $308,072,046.00.

          "ORIGINATOR" means, with respect to any Loan, as applicable, a First Security Originator or the FreedomNation Originator.

         "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

          (a) Notes theretofore canceled by Note Registrar or delivered to Note Registrar for cancellation;

          (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to Indenture Trustee); and

          (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

          provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by Issuer, any other obligor upon the Notes, Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not Issuer, any other obligor upon the Notes, Seller or any Affiliate of any of the foregoing Persons.

          "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

          "OWNER TRUST ESTATE" means all right, title and interest of Issuer in and to the property and rights assigned to Issuer pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of Issuer from time to time, including any rights of Owner Trustee and Issuer pursuant to the Sale and Servicing Agreement.

          "OWNER TRUSTEE" means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee hereunder.

          "PAYING AGENT" means: (a) when used in the Indenture or otherwise with respect to the Notes, Indenture Trustee or any other Person that meets the eligibility standards for Indenture Trustee specified in SECTION 6.11 of the Indenture and is authorized by Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, Owner Trustee or any other paying agent or co-paying agent appointed pursuant to
SECTION 3.9 of the Trust Agreement.

          "PAYMENT DATE" means the 20th day of each month (or, if the 20th day is not a Business Day, the next succeeding Business Day), commencing July 2001.

          "PERSON" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "PHYSICAL DAMAGE INSURANCE POLICY" means a theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle.

          "PHYSICAL PROPERTY" is defined in the definition of "Delivery" above.

          "POOL BALANCE" means, at any time, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Defaulted Receivables) at such time.

          "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under SECTION 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "PRINCIPAL BALANCE" means, as of any time, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Servicer's customary practices.

          "PRINCIPAL DISTRIBUTION SUBACCOUNT" shall mean the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to SECTION 5.1 of the Sale and Servicing Agreement.

          "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

          "PURCHASE AGREEMENT" means the agreement dated as of June 1, 2001 between Transferor and Seller under which Transferor sells Receivables to Seller.

          "PURCHASE AMOUNT" of any Receivable means, with respect to any Deposit Date and the last day of the related Collection Period, an amount equal to the sum of (a) the outstanding Principal Balance of such Receivable as of the last day of such Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such Collection Period, in each case after giving effect to the receipt of monies collected on such Receivable in such Collection Period.

          "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by Servicer pursuant to SECTION
4.7 of the Sale and Servicing Agreement or repurchased by Seller (or an entity the Seller caused to repurchase) pursuant to SECTION 3.3 of the Sale and Servicing Agreement.

          "QUALIFIED GIC" means a guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Reserve Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

          (b) provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of any Class of Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

          (d) provide that the Indenture Trustee's interest therein shall be transferable to any successor indenture trustee; and

          (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Reserve Account, as the case may be, not later than the Business Day prior to any Payment Date.

          "RATING AGENCIES" means Moody's and Standard & Poor's.

          "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified Seller, Servicer, Owner Trustee or Indenture Trustee in writing that such action will, in and of itself, result in a reduction, qualification or withdrawal of the then current rating of any class of Notes, or the Certificates.

          "RECEIVABLE" means each Loan described in the Schedule of Receivables, but excluding (i) Defaulted Receivables to the extent the Principal Balances thereof have been deposited in the Collection Account and (ii) any Purchased Receivables.

          "RECEIVABLE FILES" is defined in SECTION 3.4 of the Sale and Servicing Agreement.

          "RECORD DATE" means, with respect to any Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date; or, with respect to Definitive Notes or Definitive Certificates, the last day of the month preceding such Payment Date or Redemption Date.

          "REDEMPTION DATE" means in the case of a redemption of the Notes pursuant to SECTION 10.1(A) of the Indenture or a payment to Noteholders pursuant to SECTION 10.1(B) of the Indenture, the Payment Date specified by Servicer or Issuer pursuant to such SECTION 10.1(A) or (B).

          "REDEMPTION PRICE" means, in the case of a redemption of the Notes pursuant to SECTION 10.1(A) of the Indenture, an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date and any amounts owing to the Indenture Trustee pursuant to the Basic Documents.

          "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" shall mean, with respect to any Payment Date, an amount not less than zero equal to (x) the sum of (a) the decrease in the Pool Balance during the related Collection Period plus (b) the portion, if any, of the Regular Principal Distribution Amount payable on the prior Payment Date that was not paid on the prior Payment Date minus (y) the sum of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Third Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Subaccount each with respect to such Payment Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any and the Third Priority Principal Distribution Amount, if any); and provided, further, that the Regular Principal Distribution Amount on or after the Class D Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D Notes to zero and on or after the Class E Final Scheduled Payment Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E Notes to zero.

          "RELATED AGREEMENTS" shall have the meaning specified in the recitals to the Administration Agreement.

          "REQUIRED RATING" means a rating with respect to short term deposit obligations of at least P-1 by Moody's and at least A-1 by Standard & Poor's.

          "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 5.8 of the Sale and Servicing Agreement.

          "RESERVE ACCOUNT PROPERTY" means the Reserve Account and all proceeds of the Reserve Account, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Reserve Account.

          "RESERVE ACCOUNT REQUIRED AMOUNT" means, with respect to any Payment Date, the lesser of (1) $3,080,720.46 (1.00% of the Pool Balance as of the Cutoff Date) and (2) the then outstanding principal amount of the Notes.

          "RESERVE ACCOUNT TRANSFER AMOUNT" means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date, and (b) the amount, if any, by which (1) the Total Required Payments for such Payment Date exceeds (2) the Available Funds for such Payment Date.

          "RESPONSIBLE OFFICER" means, with respect to Indenture Trustee, any officer within the Corporate Trust Office of Indenture Trustee and having responsibility with respect to the Notes and the other Basic Documents, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Basic Documents.

          "SALE AGREEMENTS" means the agreements pursuant to which the Transferor acquired the Receivables.

          "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement among Issuer, Indenture Trustee, the Servicer, the First Securities Originators and the Seller, dated as of June 1, 2001, as the same may be amended and supplemented from time to time.

          "SCHEDULE OF RECEIVABLES" means, with respect to the Loans to be conveyed to Seller to Issuer, the list identifying such Loans delivered to Indenture Trustee at the Closing.

          "SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" shall mean, with respect to any Payment Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of (1) the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Payment Date) over (b) the Pool Balance at the end of the related Collection Period, minus (ii) the First Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Subaccount with respect to such Payment Date; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the aggregate outstanding principal amount of the Notes on such Payment Date (after giving effect to any principal payment made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any); and provided, further, that the Second Priority Principal Distribution Amount on or after the Class B Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIES INTERMEDIARY" is defined in SECTION 5.8 of the Sale and Servicing Agreement.

          "SELLER" means ACE Securities Corp., a Delaware corporation, and any successor pursuant to SECTION 6.4 of the Sale and Servicing Agreement.

          "SERVICER" means Wells Fargo Bank, N.A. and each Successor Servicer.

          "SERVICER TERMINATION EVENT" means an event specified in SECTION 8.1 of the Sale and Servicing Agreement.

          "SERVICER'S REPORT" means a report of Servicer delivered pursuant to
SECTION 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit A to that agreement.

          "SERVICING FEE" is defined in SECTION 4.8 of the Sale and Servicing Agreement.

          "SERVICING FEE RATE" means 1.00% per annum.

          "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment monthly installments between principal and interest, pursuant to which such payment is allocated first to accrued and unpaid interest at the Contract Rate on the unpaid principal balance and the remainder of such payment is allocable to principal.

          "SIMPLE INTEREST RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

          "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

          "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

          "SUCCESSOR SERVICER" is defined in SECTION 3.7(E) of the Indenture.

          "SUPPLEMENTAL SERVICING FEE" is defined in Section 4.8 of the Sale and Servicing Agreement.

          "THIRD PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" shall mean, with respect to any Payment Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of (1) the aggregate outstanding principal amount of the Class A Notes, Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, Class B Notes and the Class C Notes on such preceding Payment Date) over
(b) the Pool Balance at the end of the related Collection Period, minus (ii) the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, previously deposited to the Principal Distribution Subaccount with respect to such Payment Date; provided, however, that the Third Priority Principal Distribution Amount shall not exceed the aggregate outstanding principal amount of the Notes on such Payment Date (after giving effect to any principal payment made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, if any and the Second Priority Principal Distribution Amount, if any,); and provided, further, that the Third Priority Principal Distribution Amount on or after the Class C Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

          "TOTAL DISTRIBUTION AMOUNT" means, for each Payment Date, the sum of
(a) the Available Funds and (b) the Reserve Account Transfer Amount, in each case in respect of such Payment Date.

          "TOTAL REQUIRED PAYMENTS" shall mean, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, amounts payable to the Owner Trustee and the Indenture Trustee with respect to such Payment Date pursuant to Section 4.16 of the Sale and Servicing Agreement, the Accrued Class A Note Interest, the First Priority Principal Distribution Amount, the Accrued Class B Note Interest, the Second Priority Principal Distribution Amount, the Accrued Class C Note Interest, the Third Priority Principal Distribution Amount, the Accrued Class D Note Interest, the Accrued Class E Note Interest and the Regular Principal Distribution Amount; provided, however, that following the occurrence and during the continuance of an Event of Default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all of the Notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, amounts payable to the Owner Trustee and the Indenture Trustee with respect to such Payment Date pursuant to Section 4.16 of the Sale and Servicing Agreement, the Accrued Class A Note Interest, the Accrued Class B Note Interest, the Accrued Class C Note Interest, the Accrued Class D Note Interest, the Accrued Class E Note Interest and the amount necessary to reduce the outstanding principal mount of all notes to zero.

          "TRANSFEROR" means German American Capital Corporation.

          "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code.

          "TRIGGER EVENT" will be in effect for a Payment Date commencing with the Crossover Date if one of the following conditions occur:

          o the Average Sixty-Day Delinquency Ratio as of the last day of the related Collection Period exceeds 5.00%;

          o the Cumulative Realized Losses as of the last day of the related Collection Period exceeds the following percentages of the Original Pool Balance for the specified Payment Date:

                July 2005 through June 2006..................        3.50%

                July 2006 through June 2007..................        4.25%

                July 2007 and after..........................        5.00%;

          o the amount on deposit in the Reserve Account for two consecutive Payment Dates is less than the Reserve Account Required Amount provided that this Trigger Event will no longer be in effect if the amount on deposit in the Reserve Account for three consecutive Payment Dates thereafter equals the Reserve Account Required Amount; or

          o the aggregate outstanding principal amount of the Notes immediately preceding the Payment Date is greater than the Pool Balance as of the last day of the second Collection Period preceding the Payment Date.

          "TRUST" shall mean ACE RV and Marine Trust 2001-RV1, a Delaware business trust established pursuant to the Trust Agreement.

          "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "TRUST ACCOUNTS" is defined in SECTION 5.1 of the Sale and Servicing Agreement.

          "TRUST AGREEMENT" means the Trust Agreement dated as of June 1, 2001, between Seller, Owner Trustee, Certificate Registrar and Paying Agent, as the same may be amended and supplemented from time to time.

          "TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to Indenture Trustee), including all proceeds thereof.

          "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder, as in force on the date hereof, unless otherwise specifically provided.

          "TRUST PROPERTY" shall have the meaning set forth in SECTION 2.1 of the Sale and Servicing Agreement.

          "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction. References to specific provisions of the UCC are based on the provisions of the UCC as in effect in the State of New York as of the date hereof, and shall be deemed to include any successor provisions.

          "VEHICLE" means a new or used recreational vehicle, trailer, boat or other sport recreational vehicle.